UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Halcón Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

Telephone (832) 538-0300

Special Meeting of Stockholders

January 17, 2013

December 17, 2012

Dear Stockholder:

We cordially invite you to attend a special meeting of the stockholders of Halcón Resources Corporation to be held at its corporate headquarters located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, on January 17, 2013, at 10:00 a.m., Central Time.

On December 6, 2012, pursuant to a Reorganization and Interest Purchase Agreement among Halcón Energy Properties, Inc., a wholly-owned subsidiary of Halcón Resources Corporation (“Halcón Properties”), and Petro-Hunt, L.L.C. and Pillar Energy, LLC (collectively, the “Petro-Hunt Parties”) dated as of October 19, 2012 (the “Purchase Agreement”), we acquired a total of approximately 81,000 net acres prospective for the Bakken and Three Forks formations primarily located in Williams, Mountrail, McKenzie and Dunn Counties, North Dakota (the “Williston Basin Assets”), through our acquisition of all of the membership interests of each of Halcón Williston I, LLC and Halcón Williston II, LLC, two new entities formed by the divisional mergers of each of the Petro-Hunt Parties (the “Acquisition”). We paid approximately $756 million in cash and issued 10,880.0993 shares in the aggregate of our 8% automatically convertible preferred stock (the “convertible preferred stock”) to Petro-Hunt Holdings, LLC and Pillar Holdings, LLC (collectively, the “Parent Parties”) as consideration in the Acquisition. The convertible preferred stock will automatically convert into 108,800,993 shares of our common stock, subject to adjustment as discussed below, following stockholder approval of the proposals to be considered at the special meeting.

Our common stock is listed on, and we are subject to the rules of, the New York Stock Exchange. The New York Stock Exchange Listed Company Manual requires stockholder approval of the issuance to the Parent Parties of shares of our common stock upon conversion of the convertible preferred stock. At the special meeting, holders of shares of our common stock will be asked to consider and vote on a proposal to approve the proposed conversion of the convertible preferred stock. Additionally, we do not currently have sufficient shares of our common stock authorized to issue upon conversion of the convertible preferred stock issued to the Parent Parties or to reserve fully for the potential issuance of common stock upon the conversion of securities we currently have outstanding. To address this shortfall and to allow for additional authorized common stock to support our growth and provide adequate flexibility for future corporate needs, at the special meeting, holders of shares of our common stock will be asked to consider and vote on a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue by 333,333,334 shares, to an aggregate of 670,000,000 authorized shares of common stock. Our board of directors unanimously recommends that our stockholders vote “FOR” each of these proposals.

These matters are described more fully in the accompanying proxy statement, which you are urged to read thoroughly. Whether or not you plan to attend the special meeting in person, it is important that your shares be represented and voted at the special meeting. You may transmit your vote via the internet or you may complete and return the enclosed proxy card in the enclosed postage paid envelope. Transmitting your vote via the internet or completing and returning the enclosed proxy card will not prevent you from attending the special meeting and voting in person, but will assure that your vote is counted if you are unable to attend the special meeting. We thank you for your continued support of Halcón Resources Corporation.

Sincerely,

FLOYD C. WILSON
Chairman of the Board and Chief Executive Officer

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

Notice of Special Meeting of Stockholders

To be held on January 17, 2013

To the Stockholders of Halcón Resources Corporation:

NOTICE IS GIVEN that a special meeting of the stockholders of Halcón Resources Corporation (“Halcón” or the “Company”), a Delaware corporation, is scheduled to be held at its corporate headquarters, 1000 Louisiana St., Suite 6700, Houston, Texas 77002, on January 17, 2013, at 10:00 a.m., Central Time, to consider and vote upon the following matters described in this notice and the accompanying proxy statement (collectively, the “Proposals”):

1.	a proposal to approve, as required by Section 312.03(c) and (d) of the New York Stock Exchange Listed Company Manual, the issuance of 108,800,993 shares of Halcón common stock to Petro-Hunt Holdings, LLC and Pillar Holdings, LLC, as may be adjusted, upon the conversion of 8% automatically convertible preferred stock issued on December 6, 2012, pursuant to a Reorganization and Interest Purchase Agreement dated as of October 19, 2012;

2.	a proposal to amend Article Four of our Amended and Restated Certificate of Incorporation to increase our authorized common stock by 333,333,334 shares to an aggregate of 670,000,000 authorized shares of common stock; and

3.	a proposal to approve an adjournment of the special meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

These matters are described more fully in the accompanying proxy statement, which you are urged to read thoroughly. Our board of directors unanimously recommends that you vote “FOR” each of these Proposals.

All Halcón stockholders are cordially invited to attend this special meeting, although only holders of record of our common stock at the close of business on December 10, 2012 are entitled to receive notice of, and to vote at, the special meeting or any adjournment thereof. A list of stockholders who are entitled to receive notice of, and to vote at, the special meeting will be available in our offices located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, during ordinary business hours for the ten-day period preceding the date of the special meeting. A stockholder list will also be available at the special meeting.

TO ASSURE REPRESENTATION AT THE SPECIAL MEETING, WE URGE ALL STOCKHOLDERS TO RETURN A PROXY AS PROMPTLY AS POSSIBLE EITHER BY TRANSMITTING YOUR VOTE OVER THE INTERNET OR BY COMPLETING AND RETURNING A PROXY CARD IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

By Order of the Board of Directors.

FLOYD C. WILSON
Chairman of the Board and Chief Executive Officer

December 17, 2012

Houston, Texas

Information about Attending the Special Meeting

Only stockholders of record at the close of business on the record date of December 10, 2012 are entitled to notice of, and to attend and vote at, our special meeting. If you plan to attend the meeting in person, please bring the following:

1.	Proper identification.

2.	Acceptable Proof of Ownership if your shares are held in “street name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is either (a) a letter from your broker confirming that you beneficially owned Halcón stock on the record date or (b) an account statement showing that you beneficially owned Halcón stock on the record date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON JANUARY 17, 2013.

This proxy statement is available at

http://investors.halconresources.com/special-proxy.cfm

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

Our board of directors is soliciting proxies for use at our special meeting of stockholders that is scheduled to be held at our corporate headquarters located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, on January 17, 2013, at 10:00 a.m., Central Time, or at any adjournment thereof, for the purposes set forth herein. Proxy materials are being mailed on or about December 17, 2012, to all stockholders entitled to vote at the special meeting, based on a December 10, 2012 record date.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,

SPECIAL MEETING AND VOTING

Why am I receiving these proxy materials?

Our board of directors is soliciting your proxy to vote at our special meeting of stockholders because you owned shares of our common stock at the close of business on December 10, 2012, the record date for the special meeting, and are therefore entitled to vote at the special meeting. We have made these materials available to you on the internet, and we have delivered printed proxy materials to you. This proxy statement summarizes the information that you need to know in order to cast your vote at the special meeting. You do not need to attend the special meeting in person to vote your shares.

When and where will the special meeting be held?

The special meeting will be held at 10:00 a.m., Central Time on January 17, 2013, at our corporate headquarters located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002.

On what matters will I be voting? How does the board of directors recommend that I cast my vote?

At the special meeting, you will be asked to approve:

•

the issuance to the Parent Parties of 108,800,993 shares of our common stock, as may be adjusted, upon the conversion of the convertible preferred stock issued to the Parent Parties on December 6, 2012 as partial consideration for our acquisition of all of the membership interests of each of Halcón Williston I, LLC and Halcón Williston II, LLC, the newly-formed entities owning the Williston Basin Assets, pursuant to the terms of the Purchase Agreement, as required by Section 312.03(c) and (d) of the NYSE Listed Company Manual (“Proposal No. 1”);

•

an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock by 333,333,334 shares to an aggregate of 670,000,000 authorized shares of common stock (“Proposal No. 2”); and

•	any adjournment of the special meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of each of Proposal No. 1 and Proposal No. 2 (“Proposal No. 3”).

There will be no other matters presented for action at the special meeting other than the items described in this proxy statement.

Our board of directors unanimously recommends that you vote “FOR” each of these Proposals.

Who is entitled to vote?

Only holders of record of our common stock at the close of business on December 10, 2012, are entitled to notice of, and to vote at, the special meeting.

Who is soliciting my proxy?

Our board of directors is soliciting your proxy to vote on all matters scheduled to come before the special meeting of stockholders, whether or not you attend in person. By completing and returning the proxy card or voting instruction card, or by casting your vote via the internet, you are authorizing the proxy holders to vote your shares at our special meeting as you have instructed.

Why is stockholder approval necessary for the issuance to the Parent Parties of shares of our common stock?

Our common stock is listed on the New York Stock Exchange (the “NYSE”) and we are subject to the NYSE rules and regulations. Section 312.03(c) of the NYSE Listed Company Manual requires stockholder approval prior to any issuance or sale of common stock, or of securities convertible into common stock, in any transaction or series of related transactions if (1) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock or of securities convertible into common stock, or (2) if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into common stock. Section 312.03(d) of the NYSE Listed Company Manual also requires stockholder approval prior to the issuance of securities that will result in a “change of control” of the issuer.

We are proposing to issue 108,800,993 shares of our common stock, as may be adjusted, to the Parent Parties upon conversion of the convertible preferred stock issued to the Parent Parties pursuant to the Purchase Agreement, which exceeds 20% of both the voting power and number of shares of our common stock outstanding before the issuance. Moreover, the NYSE rules do not define a “change of control,” so given the percentage of common stock to be held by the Parent Parties upon conversion of the automatically convertible preferred stock and the Parent Parties’ right to nominate a member to the board of directors of the Company, stockholder approval of the issuance of the convertible preferred stock will also constitute approval of a “change of control,” if and to the extent implicated under the NYSE rules. Accordingly, at the special meeting, holders of shares of our common stock will be asked to consider and vote on Proposal No. 1.

Why is our board of directors recommending approval of each of the Proposals?

In the Purchase Agreement for the Acquisition, which our board of directors approved, the Company agreed to seek stockholder approval of each of Proposals No. 1 and No. 2. Our board of directors believes that the conversion of the convertible preferred stock is in the best interests of our stockholders, as approval of Proposals No. 1 and No. 2 will relieve us of all obligations associated with the convertible preferred stock, including the obligation to accrue or pay dividends, which will amount to $64,804,482 per annum, and our obligation to redeem the convertible preferred stock if it remains outstanding at August 15, 2021. The conversion of the convertible preferred stock also eliminates the aggregate liquidation preference that the holders of the convertible preferred stock have over holders of our common stock.

Additionally, our board of directors recommends approval of the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock by 333,333,334 shares to an aggregate of 670,000,000 authorized shares of common stock because as of the date of this proxy statement, we do not have sufficient shares of common stock to permit conversion of the convertible preferred stock or to fully reserve against the exercise or conversion of currently outstanding options, warrants and convertible notes. Additionally, our board of directors believes that it is very important for us to have available for issuance a number of authorized shares of common stock sufficient to provide adequate flexibility for future corporate needs. These additional shares will provide us with the flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. The additional authorized shares would be available for issuance from time to time at the discretion of the board of directors without further stockholder action, except as may be required for a particular transaction by law, the rules of the NYSE or other agreements and restrictions, including restrictions pursuant to the terms of any preferred stock we might issue in the future. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock splits or issuances under current and any future stock incentive plans approved by our stockholders, pursuant to which we may provide equity incentives to employees, officers and directors. If our stockholders fail to approve this proposal, it may limit our financial flexibility, our ability to attract and retain key personnel and our ability to prosecute our business and potentially create stockholder value.

For these reasons, our board of directors has unanimously recommended that our stockholders approve each of these Proposals.

What will be the consequences to the Company if stockholder approval of the Proposals is not obtained?

In the event Proposals No. 1 and No. 2 are not approved by our stockholders, we have agreed to re-submit such proposals to our stockholders at least annually until the later of approval of such proposals or December 31, 2020. Additionally, the convertible preferred stock will begin accruing dividends as described under “Why is our board of directors recommending approval of each of the Proposals?” above and we will be subject to the other obligations and limitations associated with the convertible preferred stock.

How many shares are eligible to be voted?

As of the close of business on the record date of December 10, 2012, we had 258,136,868 shares of common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the special meeting?

Under the Delaware General Corporation Law (“DGCL”) and our bylaws, the presence of a majority of the outstanding shares of our common stock entitled to vote and present in person or by proxy is necessary to constitute a quorum at the special meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on either of Proposals No. 1 or No. 2, your shares will not be counted as present at the special meeting for purposes of determining whether a quorum exists. Votes of stockholders of record who are present at the special meeting in person or by proxy will be counted as present at the special meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on either of Proposals No. 1 or No. 2.

How do I vote?

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, you are the stockholder of record of those shares and these proxy materials have been mailed to you by us. You may vote your shares by internet or by mail as further described below. Your vote authorizes each of Floyd C. Wilson and Mark J. Mize, as your proxies, each with the power to appoint his substitute, to represent and vote your shares as you direct.

•	Vote by Internet — http://www.proxyvote.com

•	Use the internet to transmit your voting instructions 24 hours a day, seven days a week until 11:59 p.m., Central Time on January 16, 2013.

•	Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot.

•	Vote by Mail

•	Complete, date and sign your proxy card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by internet or mail, will be voted at the special meeting. If you vote by internet, please do not mail your proxy card. You may also vote in person at the special meeting.

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or nominee that is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote your shares via the internet or by telephone if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below entitled “What happens if I don’t vote for a Proposal? What is discretionary voting? What is a broker non-vote?”

What happens if I don’t vote for a Proposal? What is discretionary voting? What is a broker non-vote?

If you properly execute and return a proxy or voting instruction card, your shares will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares will be voted in accordance with the recommendations of our board of directors, as provided above.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which your broker does not have discretionary authority to vote. Rules of the NYSE determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Under the rules of the NYSE, each of the Proposals is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals. Without your voting instructions on these matters, a broker non-vote will occur with respect to your shares. Shares subject to broker non-votes will not be counted as votes for or against the Proposals and will not be included in calculating the number of votes necessary for approval of such matters to be presented at the special meeting. In addition, such shares will not be considered present at the special meeting for purposes of determining the existence of a quorum.

What are the voting requirements to approve each of the Proposals discussed in this proxy statement?

Pursuant to Section 312.07 of the NYSE Listed Company Manual, approval of Proposal No. 1 requires the affirmative vote of the holders of our common stock representing a majority of the votes cast at the special meeting, provided that the total votes cast on the Proposal represent over 50% of all outstanding securities entitled to vote to approve each of the Proposals.

Abstentions will be treated as “votes cast” for purposes of determining whether the total votes cast on Proposal No. 1 represents over 50% in interest of all securities entitled to vote on each Proposal as required by Section 312.07 of the NYSE Listed Company Manual. Accordingly, an abstention will have the same effect as a vote “Against” Proposal No. 1 for purposes of determining whether Proposal No. 1 has been approved by a majority of votes cast on such Proposal. A broker non-vote will not count as a “vote cast” for purposes of determining whether Proposal No. 1 has been approved by a majority of votes cast on such Proposal and, assuming that the total votes cast on Proposal No. 1 represents over 50% in interest of all securities entitled to vote, broker non-votes will have no effect on the outcome of the vote on Proposal No. 1.

Pursuant to Section 242 of the DGCL, approval of Proposal No. 2 requires the affirmative vote of holders of a majority of all our outstanding common stock entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “Against” Proposal No. 2.

Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock, present in person or represented by proxy and entitled to vote at the special meeting. Your failure to vote on this Proposal, other than by abstention, will have the effect of reducing the aggregate number of shares voting with respect to the Proposal, and as a result, the number of affirmative votes required to approve the Proposal. However, abstentions will have the same effect as a vote “Against” Proposal No. 3.

Can I revoke or change my vote after I deliver my proxy?

Yes. Your proxy can be revoked or changed at any time before it is voted if you provide notice in writing to our corporate secretary before the special meeting, timely provide to us another proxy with a later date, vote in person at the special meeting or notify the corporate secretary in writing at the special meeting of your wish to revoke your proxy.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies for the special meeting. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, New York, for an estimated fee of $10,000, plus reimbursement of certain reasonable expenses, to assist in the solicitation of proxies and otherwise in connection with the special meeting. We and our proxy solicitor will also request banks, brokers, and other intermediaries holding shares of our common stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and will reimburse holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Can any other business be conducted at the special meeting?

No. Under our bylaws and the DGCL, the business to be conducted at the special meeting will be limited to the purposes stated in the notice to stockholders provided with this proxy statement.

What happens if the special meeting is adjourned?

The special meeting may be adjourned for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time with the approval of the affirmative vote of the holders of a majority of the outstanding shares of our common stock, present in person or represented by proxy and entitled to vote at the special meeting. Under the DGCL, we are not required to notify stockholders of any adjournments of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. Unless a new record date is fixed, your proxy will still be valid and may be voted at the adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who should I call if I have questions or need assistance voting my shares?

If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson Inc., toll-free at 1-866-695-6078.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in or incorporated by reference into this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements may be, but are not always, identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

•	volatility in commodity prices for oil and natural gas;

•	our ability to successfully identify and acquire oil and natural gas properties, prospects and leaseholds, including undeveloped acreage in new and emerging resource plays;

•	our ability to successfully integrate acquired oil and natural gas businesses and operations;

•	our ability to profitably deploy our capital;

•	management’s ability to execute our plans to meet our goals;

•	exploration and development risks;

•	our ability to attract and retain key members of senior management and key technical employees;

•	competition, including competition for acreage in resource play areas;

•	the possibility that our industry may be subject to future regulatory or legislative actions (including any additional taxes and changes in environmental regulation);

•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

•	our ability to replace oil and natural gas reserves;

•	environmental risks;

•	drilling and operating risks;

•	the cost and availability of goods and services, such as drilling rigs, fracture stimulation services and tubulars;

•

general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access financial markets;

•	social unrest, political instability, armed conflict, or acts of terrorism or sabotage in oil and natural gas producing regions, such as the Middle East or our markets; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our business, operations or pricing.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012. All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this document. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

THE ACQUISITION, THE CONVERTIBLE PREFERRED STOCK AND RELATED TRANSACTIONS

While we believe that the summary below of the terms of the convertible preferred stock and the agreements entered into in connection with the acquisition of the Williston Basin Assets describes the material terms of the convertible preferred stock and such agreements, it may not contain all of the information that is important to you, and is qualified in its entirety by the relevant instruments and agreements themselves, which were included as exhibits to our periodic reports on Forms 8-K filed with the U.S. Securities Exchange Commission, or “SEC,” on October 22, 2012 and December 11, 2012, and are incorporated herein by reference. We encourage you to read the relevant instruments and agreements themselves in their entirety. For more information about accessing this and other information that we file with the SEC, please see the section titled “Where You Can Find More Information” below.

On December 6, 2012, pursuant to a Reorganization and Interest Purchase Agreement among Halcón Properties and the Petro-Hunt Parties dated as of October 19, 2012, we acquired all of the membership interests of each of Halcón Williston I, LLC and Halcón Williston II, LLC, two new entities formed by the divisional mergers of each of the Petro-Hunt Parties and wholly owned subsidiaries of the Parent Parties (the “Acquisition”), which subsidiaries own a total of approximately 81,000 net acres prospective for the Bakken and Three Forks formations primarily located in Williams, Mountrail, McKenzie and Dunn Counties, North Dakota (the “Williston Basin Assets”). The Williston Basin Assets were acquired for $756 million in cash and 10,880.0993 newly issued shares of our 8% automatically convertible preferred stock, issued to the Parent Parties, that will automatically convert into 108,800,993 shares of our common stock (i.e., 10,000 shares of common stock for each full share of convertible preferred stock) upon stockholder approval of Proposals No. 1 and 2 and NYSE approval for the listing of the shares of common stock issued upon conversion of the convertible preferred stock. The actual number of shares of our common stock to be issued upon conversion of the convertible preferred stock will increase if any dividends have accrued on the convertible preferred stock at the time of the conversion and the convertible preferred stock is also subject to anti-dilution adjustments. No dividends will accrue on the convertible preferred stock if it is converted into common stock on or prior to April 6, 2013. We will not receive any cash proceeds from the issuance of common stock on conversion of the convertible preferred stock.

Terms of the Convertible Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes us to issue 1,000,000 shares of preferred stock. On December 6, 2012, we issued 10,880.0993 shares of a new series of 8% automatically convertible preferred stock to the Parent Parties as partial consideration in the Acquisition. The summary of the provisions of the certificate of designation governing the convertible preferred stock is qualified in its entirety by reference to a copy of the certificate of designation governing the convertible preferred stock, a copy of which is attached as Annex A to this proxy statement.

Ranking; Dividends and Distributions. The convertible preferred stock ranks senior to our common stock with respect to payment of dividends and upon liquidation, dissolution or winding up of the Company. If the convertible preferred stock is not converted into shares of our common stock by April 6, 2013 (121 days after the date the convertible preferred stock was issued), the holders of the convertible preferred stock will be entitled to receive quarterly dividends, when, as and if declared by our board of directors, at the rate of 8% per annum on the aggregate liquidation preference per share from the original issue date, or $64,804,482 per annum. No dividends shall be payable or accrue on the convertible preferred stock if it converts into common stock before such date. To the extent any accrued dividends are not declared and paid in full in cash when due, the liquidation preference of each share of convertible preferred stock outstanding will be automatically increased by an amount equal to the unpaid amount of the dividend, and the number of shares of common stock issuable upon conversion of the convertible preferred stock will also increase proportionately as a result of such accrued dividends. So long as any shares of convertible preferred stock are outstanding, no dividend or other distribution, whether in liquidation or otherwise, may be declared or paid in respect of any shares of our common stock, nor may any common stock be redeemed, purchased or otherwise acquired by the Company for any consideration.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the convertible preferred stock will be entitled to receive (before any distribution on our common stock) an amount per share equal to the liquidation preference per share of convertible preferred stock, which is initially $74,453, and will be increased by the amount of any accrued and unpaid dividends on the convertible preferred stock. A Change of Control of the Company is deemed to be a liquidation, dissolution or winding-up of the Company. For these purposes, a “Change of Control” means the acquisition by a “person” or “group” of more than 50% of the combined voting power in the election of directors of the Company; or approval by the Company or its subsidiaries of any sale or disposition of substantially all of the assets of the Company and its subsidiaries, taken as a whole; or approval by the stockholders of the Company of any merger, consolidation or statutory share exchange as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger, consolidation or share exchange have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation; provided, however, that payments on account of such Change of Control may not be made unless such payment complies with the “restricted payment” limitations set forth in the indentures governing the Company’s senior notes.

Anti-Dilution Adjustments. The convertible preferred stock has anti-dilution adjustments for certain changes in our capital stock, including: (i) the payment of a dividend or other distribution payable in shares of our common stock, (ii) a subdivision of outstanding shares of our common stock into a greater number of shares; (iii) a combination of the outstanding shares of our common stock into a smaller number of shares; (iv) the distribution to all, or substantially all, holders of shares of our common stock of any rights, warrants or options entitling them to subscribe for or to purchase shares of our common stock at an exercise price per share less than the average of the closing prices of our common stock for the 10-consecutive trading day period ending on the trading day immediately preceding the time of announcement of such issuance (other than any rights, warrants or options that by their terms will also be issued to holders upon conversion of their convertible preferred stock into common stock); (v) a distribution to all, or substantially all, holders of our common stock of shares of capital stock, evidences of indebtedness or other assets or property; and (vi) a repurchase of all or a portion of the shares of our common stock pursuant to a tender offer or exchange offer or any other offer available to substantially all holders of our common stock to the extent that the cash and value of any other consideration included in the payment exceeds the closing price of a share of our common stock on the trading day following the effective date of such repurchase.

Consent Rights. We are not permitted to undertake the following actions without the approval by the vote or written consent of the holders of at least 66 2/3% of the shares of convertible preferred stock then outstanding: (i) amend, alter, waive, repeal or modify any provision of our Amended and Restated Certificate of Incorporation or our bylaws so as to adversely affect or otherwise impair any of the rights applicable to the convertible preferred stock; (ii) authorize, issue or increase the authorized amount of any class of securities senior to or in parity with the convertible preferred stock; (iii) increase or decrease (other than by redemption or conversion) the authorized number of shares of convertible preferred stock; (iv) liquidate, dissolve or wind up; or (v) enter into any agreement regarding, or any transaction or series of transactions resulting in, a Change of Control unless provision is made in the agreement effecting such transaction for the redemption of the convertible preferred stock.

Voting Rights. Holders of the convertible preferred stock are entitled to vote on all matters submitted to a vote of the holders of our common stock, including with respect to the election of directors; provided, they are not entitled to vote on Proposal No. 1 or Proposal No. 2, or any similar proposals to increase the authorized shares of our common stock in order to permit the conversion of shares of convertible preferred stock into shares of common stock, or required under the rules of the NYSE to authorize the issuance of the shares of common stock to the convertible preferred stock holders upon the conversion of the convertible preferred stock. Further, until such time as stockholder approval of the conversion has been obtained, the aggregate number of votes entitled to be cast by the convertible preferred stock is not permitted to exceed 19.99% of the voting power of the common stock outstanding immediately prior to the issuance of the convertible preferred stock. These limitations have been imposed on the convertible preferred stock by the NYSE.

Board Representation. If the convertible preferred stock does not convert within 121 days after issuance, and there is no director appointed by the Petro-Hunt Parties serving on our board of directors, pursuant to the terms of the Purchase Agreement, then the holders of the convertible preferred stock are entitled to elect one member of our board of directors, subject to such individual satisfying all legal and governance requirements mandated by the NYSE or applicable law regarding service as a director of the Company and to the reasonable approval of our board of directors or any committee established by the board of directors to address specified governance issues.

Mandatory Redemption. On August 15, 2021, if any shares of convertible preferred stock are then outstanding, we will be required to redeem the convertible preferred stock.

Automatic Conversion into Common Stock. The convertible preferred stock will automatically convert into our common stock on the day immediately following the last to occur of: (1) approval by the stockholders of the Company, and filing with the Secretary of State of the State of Delaware, of an amendment to our Amended and Restated Certificate of Incorporation increasing the number of shares of common stock that we are authorized to issue from 336,666,666 shares to an amount sufficient to permit conversion of the convertible preferred stock (Proposal No. 2); (2) approval by the stockholders of the Company of the issuance of the common stock to be issued upon conversion of the convertible preferred stock (Proposal No. 1); (3) approval of the NYSE of the listing of the common stock to be issued upon conversion of the convertible preferred stock; and (4) termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). The listing of the common stock to be issued upon conversion of the convertible preferred stock has been approved by the NYSE, subject to stockholder approval of Proposal No. 1. Early termination of the waiting period under the HSR Act was granted by the U.S. Federal Trade Commission, effective November 9, 2012. Accordingly, stockholder approval of Proposal No. 1 and Proposal No. 2 represent the only significant remaining impediments to the issuance of the common stock upon conversion of the convertible preferred stock.

Other Matters Relating to the Acquisition

Governance Matters. Under the terms of the Purchase Agreement, at closing, the Petro-Hunt Parties had the right to nominate one individual to serve on our board of directors, which right continues for so long as the Petro-Hunt Parties beneficially own at least 5% of the issued and outstanding shares of our common stock (including common stock issuable upon conversion of the automatically convertible preferred stock), subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the board of directors of the Company or any committee established by the board of directors to address specified governance issues.

Prior to closing the Acquisition, the Petro-Hunt Parties informed the Company that David S. Hunt would be their designee to serve as a director of the Company. The Nominating and Corporate Governance Committee of our board of directors considered Mr. Hunt’s suitability to serve as a member of our board of directors, in accordance with the provisions of the Purchase Agreement, and recommended that our board of directors appoint Mr. Hunt to the board of directors, in accordance with the terms of the Purchase Agreement following closing of the Acquisition. Accordingly, effective December 6, 2012, the size of our board of directors was increased from 11 to 13 members, and Mr. Hunt was appointed to our board of directors as a Class B director, with a term expiring in 2015. Kevin E. Godwin, the designee of CPP Investment Board PMI-2, Inc., was also appointed to our board of directors effective December 6, 2012, as discussed below under “—Financing Transactions Related to the Acquisition — Common Stock Purchase by CPP Investment Board PMI-2, Inc.”

Mr. Hunt, 49, is the founder and Managing Partner of Genesis Acquisition Partners, L.P., an independent oil and gas acquisition, development and production company headquartered in Dallas, Texas. He has been an active investor in the oil and gas exploration, oil service and midstream sectors for more than 25 years. Mr. Hunt has made numerous equity and debt investments in companies ranging from private start-ups to later stage public companies across a number of different industries.

Mr. Hunt was a director of Cornerstone Natural Gas, Inc. (AMEX: CGA) from November 1993, when the company emerged from bankruptcy reorganization, until June 1996 when Cornerstone was sold to El Paso Natural Gas Company. Mr. Hunt graduated from the University of Texas with a BA in Business in 1985.

Registration Rights Agreement. Upon the closing of the Acquisition, we and the Parent Parties entered into a Registration Rights Agreement pursuant to which we have agreed to, within 210 days after the closing, (1) prepare and file with the SEC a shelf registration statement with respect to the shares of common stock to be issued to the Parent Parties under the Purchase Agreement that would permit such common stock to be resold in registered transactions and (2) use our commercially reasonable efforts to maintain the effectiveness of the shelf registration statement until the later of five years and such time as the Parent Parties’ have sold all such shares of common stock or such shares are eligible for resale pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933. In addition, under certain circumstances, the registration rights agreement permits the Parent Parties to participate in an underwritten public offering of common stock by us.

Lock Up Letter Agreement. At closing of the Acquisition, the Parent Parties executed a Lock Up Letter Agreement pursuant to which the Parent Parties have agreed to a 180 day lock-up period, ending June 4, 2013, during which time they will not offer for sale, sell, pledge or otherwise dispose of any shares of convertible preferred stock acquired in the Acquisition or any shares of our common stock they acquire upon conversion of the convertible preferred stock, subject to limited exceptions.

Section 203 of the General Corporation Law of the State of Delaware. The Purchase Agreement required that our board of directors adopt a resolution so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply with respect to the transactions contemplated by the Purchase Agreement. Our board of directors approved the transactions contemplated by the Purchase Agreement for purposes of Section 203 at a meeting held on October 18, 2012, and thereby satisfied this requirement of the Purchase Agreement.

Financing Transactions Related to the Acquisition

Common Stock Purchase by CPP Investment Board PMI-2, Inc. On October 19, 2012, we entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with CPP Investment Board PMI-2 Inc. (“CPPIB”), pursuant to which CPPIB agreed to purchase 41,899,441 newly issued shares of our common stock at $7.16 per share for a total purchase price of approximately $300.0 million. We closed the transaction contemplated in the Stock Purchase Agreement on December 6, 2012 immediately following the closing of the Acquisition. Net proceeds to us were approximately $294.0 million following the payment of an approximate $6.0 million capital commitment to CPPIB upon closing of the transaction.

As a result of this transaction, CPPIB holds approximately 16.2% of our outstanding common stock (11.6% on a fully diluted basis). In conjunction with the purchase of our common stock, CPPIB agreed to vote all of its shares of our common stock in favor of Proposal No. 1 and Proposal No. 2. CPPIB has also agreed to a one-year lock-up period, ending October 19, 2013, during which time it will not offer for sale, sell, pledge or otherwise dispose of the shares of our common stock it acquires pursuant to the Stock Purchase Agreement, subject to certain exceptions.

The stockholders agreement we entered into with CPPIB, pursuant to the terms of the Stock Purchase Agreement (the “Stockholders Agreement”), provides that, for as long as CPPIB beneficially owns at least 5% of the Company’s common stock, it may designate one individual to serve on the Company’s board of directors and, for as long as it owns 20% or more of the Company’s common stock, it may designate two individuals to serve on the Company’s board of directors, such individual(s) to be subject to the reasonable approval of the Nominating and Corporate Governance Committee of the board of directors of the Company. The Stockholders Agreement also provides CPPIB with certain pre-emptive rights to acquire additional securities of the Company, as well as shelf registration, demand underwriting and piggyback registration rights.

Prior to closing of the Stock Purchase Agreement, CPPIB informed the Company that Kevin E. Godwin would be its designee to serve as a director of the Company. The Nominating and Corporate Governance Committee of our board of directors considered Mr. Godwin’s suitability to serve as a member of our board of directors, in accordance with the provisions of the Stock Purchase Agreement, and recommended that our board of directors appoint Mr. Godwin to the board of directors, in accordance with the terms of the Stock Purchase Agreement, following the closing of the transactions contemplated by the Stock Purchase Agreement. Accordingly, effective December 6, 2012, the size of our board of directors was increased from 11 to 13 members, as required under the Stock Purchase Agreement, and Mr. Godwin was appointed to our board of directors as a Class B director, with a term expiring in 2015.

Mr. Godwin, 45, has served as a Senior Portfolio Manager of CPPIB in its Relationship Investments group since 2008. From 2005 to 2008, Mr. Godwin served as a Principal of Birch Hill Equity Partners L.P. From 1995 to 2005, he worked at TD Securities then TD Capital Group Limited, ultimately serving as Vice President and Director. Mr. Godwin began his professional career in 1989 with ICI Explosives then Stuart Energy serving as a Project Engineer. Mr. Godwin is a graduate of Queen’s University (Kingston, Ontario), having received a Bachelor’s Degree in Applied Science (Mechanical Engineering) in 1989. He also received a Masters Degree in Business Administration in 1995 from the Richard Ivey School of Business, University of Western Ontario. In 2012, Mr. Godwin received the ICD.D designation from the Institute of Corporate Directors. Mr. Godwin has served on the board of directors of several private companies.

The Stock Purchase Agreement required that our board of directors adopt a resolution so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to CPPIB with respect to the transactions contemplated by the Stock Purchase Agreement or the Stockholders Agreement. Our board of directors approved the transactions contemplated by the Stock Purchase Agreement and the Stockholders Agreement for purposes of Section 203 at a meeting held on October 18, 2012, and thereby satisfied this requirement of the Stock Purchase Agreement.

Issuance of 8.875% Senior Notes. On November 6, 2012, we issued and sold to certain initial purchasers $750 million aggregate principal amount of our 8.875% senior notes due 2021 at a purchase price of 99.247% of the principal amount of the notes. The notes were issued pursuant to, and are governed by, an Indenture dated November 6, 2012 among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), which contains affirmative and negative covenants that, among other things, limit our ability, and that of our subsidiaries guaranteeing the notes, to incur indebtedness; pay dividends or make other distributions on stock; purchase or redeem stock or subordinated indebtedness; make investments; create liens; enter into transactions with affiliates; sell assets; refinance certain indebtedness; and merge with or into other companies or transfer substantially all of their assets. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the trustee or the holders of the notes may declare all outstanding notes to be due and payable immediately.

We will pay interest on the notes on May 15 and November 15 of each year, beginning on May 15, 2013. The notes will mature on May 15, 2021. The notes are guaranteed on a senior unsecured basis by all of our existing wholly-owned subsidiaries and by any of our future restricted subsidiaries that guarantee our indebtedness under our credit facility. The notes will be our general unsecured senior obligations and will rank equally in right of payment with our other unsecured senior indebtedness. The notes will be effectively subordinate to all of our secured debt to the extent of the assets securing such debt.

The net proceeds from the sale of the notes were approximately $725.6 million and were placed into escrow pursuant to an Escrow Agreement, dated November 6, 2012, among the Company, the Trustee and U.S. Bank National Association, as escrow and paying agent, and were released in connection with the closing of the Acquisition. We utilized the net proceeds from the sale of the notes to pay a portion of the cash consideration due to the Parent Parties in the Acquisition.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2012:

•	on a historical basis;

•

on a pro forma combined, as adjusted basis to give effect to the acquisition of the Williston Basin Assets, the issuance of 41.9 million common shares in a private placement to CPPIB, the issuance of the 8.875% notes and the application of the net proceeds therefrom, as though such transactions had occurred on such date; and

•	on a pro forma combined, as adjusted basis to give effect to the conversion of the convertible preferred stock into common stock, as though such conversion had occurred on such date.

This table should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Statements” and the other financial information included elsewhere in this proxy statement or incorporated herein by reference as well as the historical consolidated financial statements and related notes included elsewhere in this proxy statement or incorporated herein by reference.

	As of September 30, 2012
	Halcón Historical	Halcón Pro Forma Combined, as Adjusted	Halcón Pro Forma Combined, as Adjusted for Conversion
	(In millions)
Cash and cash equivalents (1)	$18.1	$277.9	$277.9

Long-term debt
Revolving credit facility	185.0	185.0	185.0
8% senior unsecured convertible note due 2017 (2)	250.0	250.0	250.0
9.75% senior notes due 2020 (3)	740.0	740.0	740.0
8.875% senior notes due 2021 (4)	—	744.4	744.4

Total long-term debt	$1,175.0	$1,919.4	$1,919.4
Mezzanine equity
Convertible preferred stock (5)	—	695.2	—
Stockholders’ equity
Common stock, $0.0001 par value, 216.2 million shares outstanding actual, 258.1 million shares outstanding pro forma as adjusted and 366.9 million shares outstanding pro forma combined as adjusted, including conversion	—	—	—
Additional paid-in capital	1,385.2	1,679.2	2,374.5
Treasury stock	(9.3)	(9.3)	(9.3)
Accumulated deficit	(262.2)	(280.7)	(280.7)

Total stockholders’ equity	$1,113.8	$1,389.3	$2,084.5

Total capitalization	$2,288.8	$4,003.9	$4,003.9

(1)	As of December 12, 2012, Halcón had cash and cash equivalents totaling approximately $1.8 million.

(2)	The 8% senior unsecured convertible note due 2017 is reflected net of an unamortized discount from the initial principal amount of approximately $39.7 million as of September 30, 2012. The amount shown also includes approximately $14.7 million of interest incurred, as of September 30, 2012, which the Company elected to pay in kind.

(3)	$750.0 million principal amount, net of a $10.0 million unamortized discount at September 30, 2012.

(4)	$750.0 million principal amount, net of a $5.6 million discount.

(5)	Until converted, the convertible preferred stock is entitled to quarterly cash dividends beginning 121 days after issuance, when, as and if declared by our board of directors, at a rate of 8% per annum on the aggregate liquidation preference per share from the original issue date. To the extent any accrued dividends are not declared and paid in full in cash when due, the liquidation preference of the convertible preferred stock will be automatically increased by an amount equal to the unpaid amount of the dividend, and the number of shares of common stock issuable upon conversion of the convertible preferred stock will also increase proportionately as a result of such accrued dividends. The convertible preferred stock is required to be redeemed for cash equal to the liquidation preference on August 15, 2021 if not earlier converted into common stock, or earlier in the event of certain change of control events. Upon receipt of requisite stockholder approval of the proposals in this proxy statement, the Company will issue the requisite number of shares of common stock upon the conversion of all outstanding shares of the convertible preferred stock.

REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS

Set forth on Annex B to this proxy statement are the audited statements of revenues and direct operating expenses of the Williston Basin Assets for each of the three years ended December 31, 2011, 2010 and 2009 and the unaudited interim statements of revenues and direct operating expenses for the nine month periods ended September 30, 2012 and 2011. Complete financial and operating information related to the properties, including balance sheet and cash flow information, are not presented because the properties were not maintained separately in the accounting records of the Petro-Hunt Parties, and therefore the assets, liabilities, indirect operating costs and other expenses applicable to the operations were not segregated.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Set forth on Annex C to this proxy statement are the unaudited pro forma condensed combined financial statements and accompanying notes as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011, which have been prepared by our management and are derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, the audited financial statements of GeoResources, Inc. previously filed as Exhibit 99.3 to the Company’s current report on Form 8-K/A filed with the SEC on September 11, 2012, the historical statements of revenues and direct operating expenses for the Company’s 20,628 net acres of oil and gas leasehold in East Texas (the “East Texas Assets”) previously filed as Exhibit 99.2 to the Company’s current report on Form 8-K filed with the SEC on June 25, 2012, and the historical statements of revenues and direct operating expenses for the Williston Basin Assets contained herein. The statements of revenues and direct operating expenses for the Williston Basin Assets and the East Texas Assets do not include all items of expense that would be included in full financial statements such as general and administrative expenses and depreciation, depletion and amortization expenses.

PROPOSAL NO. 1

APPROVAL OF, IN ACCORDANCE WITH SECTION 312.03(c) AND (d) OF THE NYSE LISTED COMPANY MANUAL, THE ISSUANCE OF 108,800,993 SHARES OF HALCÓN COMMON STOCK TO THE PARENT PARTIES, AS MAY BE ADJUSTED, UPON CONVERSION OF THE CONVERTIBLE PREFERRED STOCK

Our board of directors has determined unanimously that this proposal is in our and our stockholders’ best interests and further directed that Proposal No. 1 be submitted for consideration by our stockholders at the special meeting.

General

Effective as of October 19, 2012, Halcón Properties entered into the Purchase Agreement with the Petro-Hunt Parties, pursuant to which we agreed to acquire all of the membership interests of each of Halcón Williston I, LLC and Halcón Williston II, LLC, two new entities formed by the divisional mergers of each of the Petro-Hunt Parties, which collectively own the Williston Basin Assets. The membership interests of each of Halcón Williston I, LLC and Halcón Williston II, LLC were acquired on December 6, 2012 for approximately $756 million in cash and 10,880.0993 newly issued shares of our 8% automatically convertible preferred stock that will automatically convert into 108,800,993 shares of our common stock. The actual number of shares of our common stock to be issued upon conversion of the automatically convertible preferred stock will increase to the extent that any dividends have accrued on the preferred stock at the time of the conversion and will be subject to anti-dilution adjustments.

As described in more detail below, we are asking our stockholders to approve, in accordance with Section 312.03(c) and (d) of the NYSE Listed Company Manual, the issuance of common stock upon the conversion of the convertible preferred stock.

New York Stock Exchange Requirement

Our common stock is listed on the NYSE and we are subject to the NYSE rules and regulations. Section 312.03(c) of the NYSE Listed Company Manual requires stockholder approval prior to any issuance or sale of common stock, or of securities convertible into common stock, in any transaction or series of related transactions if (1) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock or of securities convertible into common stock, or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into common stock. Section 312.03(d) of the NYSE Listed Company Manual also requires stockholder approval prior to the issuance of securities that will result in a change of control of the issuer.

We are proposing to issue 108,800,993 shares of our common stock to the Parent Parties, as may be adjusted, upon conversion of the automatically convertible preferred stock issued to the Parent Parties pursuant to the Purchase Agreement, which exceeds 20% of both the voting power and number of shares of our common stock outstanding before the issuance. Moreover, the NYSE rules do not define a “change of control,” so given the percentage of common stock to be held by the Parent Parties upon conversion of the automatically convertible preferred stock and the Parent Parties’ right to nominate a member to the board of directors of the Company, stockholder approval of the issuance of the convertible preferred stock will also constitute approval of a “change of control,” if and to the extent implicated under the NYSE rules. Accordingly, at the special meeting, holders of shares of our common stock will be asked to consider and vote on Proposal No. 1.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the Halcón stockholders vote “FOR” Proposal No. 1. In reaching its decision to recommend that our stockholders approve the issuance of common stock to the Parent Parties upon conversion of the automatically convertible preferred stock issued to the Parent Parties pursuant to the Purchase Agreement, our board of directors considered a number of factors, including its belief that it is in the best interests of the Company and its stockholders that the convertible preferred stock convert into common stock, thereby relieving the Company of the obligations to pay dividends on the convertible preferred stock, which amounts to $64,804,482 per annum, or to redeem the convertible preferred stock or make distributions on account of the preferred stock under certain circumstances.

If the convertible preferred stock is not converted into shares of our common stock by April 6, 2013 (121 days after the date the convertible preferred stock was issued), the holders of the convertible preferred stock will be entitled to receive quarterly dividends, when, as and if declared by our board of directors, at the rate of 8% per annum on the aggregate liquidation preference per share from the original issue date, or $64,804,482 per annum. No dividends shall be payable or accrue on the convertible preferred stock if it converts into common stock before such date.

To the extent any accrued dividends are not declared and paid in full in cash when due, the liquidation preference of each share of convertible preferred stock outstanding will be automatically increased by an amount equal to the unpaid amount of the dividend, and the number of shares of common stock issuable upon conversion of the convertible preferred stock will also increase proportionately as a result of such accrued dividends. In the event of any liquidation, dissolution or winding up of the Company, which is also deemed to occur upon a “Change of Control,” the holders of the convertible preferred stock will be entitled to receive (before any distribution on our common stock) an amount per share equal to the liquidation preference per share of convertible preferred stock, which is initially $74,453, and will be increased by the amount of any accrued and unpaid dividends on the convertible preferred stock. For these purposes, a “Change of Control” means the acquisition by a “person” or “group” of more than 50% of the combined voting power in the election of directors of the Company; or approval by the Company or its subsidiaries of any sale or disposition of substantially all of the assets of the Company and its subsidiaries, taken as a whole; or approval by the stockholders of the Company of any merger, consolidation or statutory share exchange as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger, consolidation or share exchange have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation.

Further, to the extent shares of the convertible preferred stock are outstanding on August 15, 2021, the Company will be obligated to redeem shares of convertible preferred stock for cash in an amount equal to the aggregate liquidation preference plus all accrued and unpaid dividends thereon.

Regulatory Approvals Required for the Conversion

Hart-Scott-Rodino Antitrust Improvements Act of 1976. As a condition to the conversion of the convertible preferred stock, the HSR Act requires us and the Petro-Hunt Parties to observe the HSR Act’s notification and waiting period. The HSR Act provides for an initial 30-calendar-day waiting period, subject to possible extensions, following the necessary filings by the parties to the transaction. We and the Petro-Hunt Parties filed a notification and report form with the Federal Trade Commission and the Antitrust Division of the Department of Justice on November 1, 2012. On November 9, 2012, the U.S. Federal Trade Commission granted early termination of the waiting period under the HSR Act, satisfying the condition to conversion described above.

Certain Effects of Proposal No. 1

While our board of directors believes that the conversion of the convertible preferred stock is advisable and in the best interests of the Company and our stockholders, you should consider the following factors, together with the other information included in this proxy statement, in evaluating this proposal.

Substantial Stockholder. If our stockholders approve the conversion of the convertible preferred stock, we will issue 108,800,993 shares of our common stock to the Parent Parties, subject to adjustment as set forth in the terms of the convertible preferred stock. The actual number of shares of our common stock to be issued upon conversion of the automatically convertible preferred stock will increase to the extent any dividends accrue on the preferred stock at the time of the conversion and will be subject to anti-dilution adjustments. Following the conversion, we expect to have approximately 366.9 million shares of common stock outstanding, with the Parent Parties owning approximately 29.7% of our outstanding common stock on an as-converted basis (23% on a fully diluted basis). As a substantial stockholder, the Parent Parties have the ability to significantly influence matters submitted to our stockholders for a vote and the conversion of the convertible preferred stock into common stock will increase that influence.

Possible Effect on Market Price. Upon completion of the acquisition of the Williston Basin Assets, we entered into a Registration Rights Agreement with the Parent Parties. The agreement provides for customary registration rights, including shelf registration rights and “piggy-back” registration rights. Pursuant to the Registration Rights Agreement, we have agreed to, within 210 days after the closing, (1) prepare and file with the SEC a shelf registration statement with respect to the shares of common stock to be issued to the Parent Parties that would permit such shares to be resold in registered transactions and (2) use our commercially reasonable efforts to maintain the effectiveness of the shelf registration statement until the earlier to occur of five years and such time as the shares of common stock issued to the Parent Parties have been sold or are eligible for resale pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933. In addition, under certain circumstances, the Registration Rights Agreement permits the Parent Parties to participate in an underwritten public offering of common stock by us. These registration rights will facilitate the resale of the shares of our common stock into the public market and, if the Parent Parties sell shares, increase the number of shares of common stock available for public trading. The potential that the Parent Parties would resell the shares of our common stock issued to them could create a market overhang that could exert downward pressure on the market price of our common stock.

Potential Consequences if Proposal No. 1 is Not Approved

In the event Proposals No. 1 and No. 2 are not approved by our stockholders, we have agreed to re-submit such proposals to our stockholders at least annually until the later of approval of such proposals or December 31, 2020. Additionally, the convertible preferred stock will begin accruing dividends at the rate of 8% per annum on the aggregate liquidation preference per share from the original issue date, or $64,804,482 per annum, and we will be subject to the other obligations contained therein as described above under “The Acquisition, The Convertible Preferred Stock and Related Transactions — Terms of the Convertible Preferred Stock.”

Appraisal Rights

Under the DGCL, our stockholders will not have appraisal rights in connection with the conversion of the convertible preferred stock.

Vote Required for Approval

Assuming the presence of a quorum, Proposal No. 1 requires the affirmative vote of the holders of our common stock representing a majority of the votes cast at the special meeting, provided that the total votes cast for the proposal represent over 50% of all outstanding securities entitled to vote to approve the proposal. Abstentions will be treated as “votes cast” for purposes of determining whether the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal as required by Section 312.07 of the NYSE Listed Company Manual. Accordingly, an abstention will have the same effect as a vote “Against” this proposal for purposes of determining whether the proposal has been approved by a majority of votes cast on such proposal. Broker non-votes will have no effect on Proposal No. 1.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL NO. 1.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT OF ARTICLE FOUR OF OUR AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED

COMMON STOCK BY 333,333,334 SHARES TO AN AGGREGATE OF 670,000,000 AUTHORIZED SHARES OF COMMON STOCK

Our board of directors has unanimously determined that this proposal is in our and our stockholders’ best interests and further directed that Proposal No. 2 be submitted for consideration by our stockholders at the special meeting.

General

Our board of directors has adopted a resolution approving and recommending to the stockholders for their approval a proposal to amend Article Four of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 333,333,334 shares to an aggregate of 670,000,000 authorized shares of common stock (the “Article Four Amendment”).

The form of the Article Four Amendment is as follows:

“Article Four of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read in full as provided in the following indented paragraphs:

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 671,000,000, of which 670,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.”

Background and Reasons for Increasing the Authorized Shares of Common Stock

The automatically convertible preferred stock issued to the Parent Parties pursuant to the Purchase Agreement (as described more fully under “The Acquisition, The Convertible Preferred Stock and Related Transactions — Terms of the Convertible Preferred Stock” above) is convertible into 108,800,993 shares of common stock. Currently, the total number of shares of all classes of capital stock which the Company has the authority to issue is 337,666,666, consisting of 336,666,666 shares of common stock and 1,000,000 shares of preferred stock. As of November 30, 2012, we had 216,237,427 shares of common stock outstanding, an additional 105,147,088 shares issuable upon the vesting or exercise of stock options, convertible promissory notes and warrants, and 6,298,651 uncommitted shares reserved under approved stock incentive plans. Upon conversion of the convertible preferred stock, we would be required to issue a total of 108,800,993 additional shares of common stock, subject to adjustment as set forth in the terms of the automatically convertible preferred stock, which is greater than the number of shares available to us. Further, taking into account both the shares of common stock necessary to accommodate the conversion of the convertible preferred stock and the exercise or conversion, as applicable, of currently outstanding stock options, convertible promissory notes and warrants, the Company requires an additional 28,267,199 shares of common stock.

Accordingly, because we did not have available a sufficient number of authorized shares of common stock to issue to the Parent Parties to consummate the Acquisition and the timing of the transaction did not provide us with the opportunity to seek in advance the stockholder approvals required under NYSE rules, the transaction was structured to utilize convertible preferred stock, which will automatically convert into shares of our common stock upon stockholder approval of this Proposal No. 2 and Proposal No. 1 (approval for listing of the common stock with the NYSE) and termination of the waiting period under the HSR Act (which was granted on November 9, 2012). If this proposal is approved, subject to stockholder approval of Proposal No. 1, the automatic conversion of the convertible preferred stock is expected to take place immediately following the effectiveness of the Article Four Amendment and the NYSE approval for listing of the common stock.

The Company also did not have sufficient unreserved shares of common stock to consummate the investment by CPPIB, and was forced to address this shortfall by obtaining a waiver from HALRES LLC of our obligation to fully reserve shares of common stock for issuance for the conversion of a convertible promissory note held by HALRES LLC, and thereby providing sufficient shares of common stock to issue to CPPIB.

Our board of directors believes that it is very important for us to have available for issuance a number of authorized shares of common stock sufficient to support our growth and to provide adequate flexibility for future corporate needs. Assuming approval of this proposal, after conversion of the convertible preferred stock and the reservation of shares dedicated for other purposes, we would have 196,265,142 additional authorized shares available for issuance from time to time at the discretion of the board of directors without further stockholder action, except as may be required for a particular transaction by law, the policies of the NYSE or other agreements and restrictions, including restrictions pursuant to the terms of any preferred stock we might issue in the future. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock splits or issuances under current and any future stock incentive plans approved by our stockholders, pursuant to which we may provide equity incentives to employees, officers and directors.

Our board of directors believes that these additional shares will provide us with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Certain Effects of Proposal No. 2

If the stockholders approve the increase of the Company’s authorized common stock under this proposal and the conversion of the convertible preferred stock occurs, the Company will have 196,265,142 shares of authorized common stock available for issuance, which shares will not have been reserved for any other purpose. The additional shares of common stock authorized by the amendment that are not reserved for other purposes may be issued periodically on authorization by our board of directors, without further approval by the stockholders, unless such authorization is required by applicable law or the rules of the NYSE. Shares of common stock may be issued for such consideration as our board of directors may determine, and as may be permitted by applicable law. We do not have any present plan, understanding, arrangement, commitment or agreement regarding the issuance of any of the shares of common stock included in the proposed increase. However, issuances of our authorized shares of common stock in the future will dilute stockholders’ percentage ownership of our Company and may dilute the value of current stockholders’ shares. Also, although not a factor in the decision by our board of directors to increase our authorized capital stock, one of the effects of such increase may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of then present management. The proposed Article Four Amendment does not change the terms of the common stock.

Potential Consequences if Proposal No. 2 is Not Approved

If stockholder approval is not obtained for Proposal No. 2, the convertible preferred stock will not convert into common stock, the convertible preferred stock will begin accruing dividends and we will be subject to the other obligations contained therein as described above under “The Acquisition, The Convertible Preferred Stock and Related Transactions — Terms of the Convertible Preferred Stock.” Further, we have agreed to re-submit Proposal No. 1 and Proposal No. 2 to our stockholders at least annually until the later of approval of such proposals or December 31, 2020. Lastly, if our stockholders fail to approve this proposal, it may limit our financial flexibility, our ability to grow and our ability to attract and retain key personnel.

Appraisal Rights

Under the DGCL, our stockholders will not have appraisal rights in connection with the Article Four Amendment.

Vote Required for Approval

Pursuant to Section 242 of the DGCL, approval of Proposal No. 2 requires the affirmative vote of holders of a majority of all our outstanding common stock entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “Against” Proposal No. 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSAL NO. 1 OR PROPOSAL NO. 2

Our board of directors seeks your approval to adjourn the special meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposal No. 1 or Proposal No. 2. If it is necessary to adjourn the special meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to our stockholders, other than an announcement made at the special meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THIS PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock (i) as of December 10, 2012, and (ii) as adjusted to reflect the issuance of 108,800,993 shares of common stock upon conversion of the outstanding shares of convertible preferred stock, by:

•	each person to be known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

As of December 10, 2012, 258,136,868 shares of our common stock were issued and outstanding.

			As adjusted
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)	Number of Shares(1)	Percent of Class(1)
HALRES LLC(2)	36,666,669	14.2%	36,666,669	10%
Kellen Holdings, LLC(3)	14,671,666	5.7%	14,671,666	4.0%
CPP Investment Board PMI-2, Inc.	41,899,441	16.2%	41,899,441	11.4%
Petro-Hunt Holdings, LLC	—	*	103,741,278	28.3%
Floyd C. Wilson(4)	3,293,333	1.3%	3,293,333	*
Mark J. Mize(5)	358,333	*	358,333	*
Stephen W. Herod(6)	535,012	*	535,012	*
Robert J. Anderson(7)	277,731	*	277,731	*
David S. Elkouri(8)	218,333	*	218,333	*
David B. Miller(9)	40,421,669	15.7%	40,421,669	11.0%
E. Murphy Markham IV(10)	5,000	*	5,000	*
Mark A. Welsh IV(11)	5,000	*	5,000	*
Daniel A. Rioux(12)	—	*	—	*
Tucker S. Bridwell(13)	3,475,000	1.3%	3,475,000	*
James L. Irish III(14)	71,666	*	71,666	*
Thomas R. Fuller(15)	155,633	*	155,633	*
Stephen P. Smiley(16)	44,999	*	44,999	*
James W. Christmas(17)	671,666	*	671,666	*
Michael A. Vlasic(18)	5,839,688	2.3%	5,839,688	1.6%
David S. Hunt(19)	7,800	*	7,800	*
Kevin E. Godwin(20)	—	*	—	*
All directors and executive officers as a group (17 individuals)	55,380,863	21.5%	55,380,863	15.1%

*	Less than 1%

(1)	Unless otherwise indicated, each stockholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such stockholder. Shares of common stock that are not outstanding, but which a designated stockholder has the right to acquire within 60 days, are included in the number of shares beneficially owned by such stockholder and are deemed to be outstanding for purposes of determining the percentage of outstanding shares beneficially owned by such stockholder, but not for purposes of determining the percentage of outstanding shares beneficially owned by any other designated stockholder. Unless otherwise indicated, no shares of common stock indicated as beneficially owned are pledged as security.

(2)	According to, and based solely upon, Amendment No. 2 to Schedule 13D filed by HALRES LLC (formerly Halcón Resources LLC) with the SEC on October 28, 2012. Includes 36,666,667 shares of common stock of the Company issuable upon exercise of a warrant, of which HALRES LLC has the sole power to vote, direct the vote and to direct the disposition thereof. Additionally, each of David B. Miller, D. Martin Phillips, Gary R. Petersen and Robert L. Zorich may be deemed to share voting and dispositive power over the securities held by HALRES LLC (see footnote 9 below) and, thus, may also be deemed to be beneficial owners of these securities, which ownership is disclaimed to the extent in excess of such individual’s pecuniary interest in such securities.

(3)	According to, and based solely upon, Schedule 13D filed by Kellen Holdings, LLC with the SEC on October 26, 2012. Includes 5,000 shares of our restricted stock, which vests on December 7, 2012.

(4)	Includes 35,000 shares of unvested restricted stock. Also includes 13,333 shares held in trust for the benefit of Mr. Wilson’s daughter, of which Mr. Wilson is the trustee; thus, Mr. Wilson may be deemed to share beneficial ownership of such securities and he disclaims beneficial ownership of such securities. The business address of this person is 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(5)	Includes 25,000 shares of unvested restricted stock. 333,333 shares held by Mr. Mize are pledged. The business address of this person is 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(6)	Includes 25,000 shares of unvested restricted stock. The business address of this person is 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(7)	Includes 25,000 shares of unvested restricted stock. The business address of this person is 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(8)	Includes 25,000 shares of unvested restricted stock, 30,000 shares held in a rollover IRA and 15,000 shares held in an inherited IRA. Also includes 15,000 shares held in trust for the benefit of Mr. Elkouri’s daughter, of which Mr. Elkouri is the trustee and he disclaims beneficial ownership in such securities. The business address of this person is 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(9)	Includes 5,000 shares of our restricted stock, which vests on December 7, 2012, and a warrant to purchase 36,666,667 shares of common stock exercisable within 60 days after the date hereof owned by HALRES LLC. EnCap Energy Capital Fund VIII, L.P. (“EnCap Fund VIII”) owns a majority of the membership interests in HALRES LLC and has the contractual right to nominate a majority of the members of the board of managers of HALRES LLC. EnCap Fund VIII may be deemed to beneficially own all of the reported securities held by HALRES LLC. EnCap Fund VIII is controlled indirectly by David B. Miller, Gary R. Petersen, D. Martin Phillips and Robert L. Zorich. Messrs. Miller, Petersen, Phillips and Zorich are members of RNBD GP LLC (“RNBD”) and any action taken by RNBD to dispose or acquire securities has to be unanimously approved by all four members. RNBD is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the general partner of EnCap Investments L.P., which is the general partner of EnCap Equity Fund VIII GP, L.P. (“EnCap Fund VIII GP”), which is the general partner of EnCap Fund VIII. Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments L.P. and EnCap Fund VIII GP may be deemed to share dispositive power over the securities held by HALRES LLC; thus, they may also be deemed to be the beneficial owners of these securities. Each of Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments L.P., EnCap Fund VIII GP and EnCap Fund VIII disclaims beneficial ownership of the reported securities in excess of such entity’s or person’s respective pecuniary interest in the securities. Also includes 3,750,000 shares held by EnCap Fund VIII and 2 shares held by HALRES, LLC, of which Mr. Miller disclaims beneficial ownership to the extent in excess of his pecuniary interest in such securities. The business address of this person is 3811 Turtle Creek Blvd., Suite 1080, Dallas, Texas 75219.

(10)	Includes 5,000 shares of our restricted stock, which vests on December 7, 2012. The business address of this person is 3811 Turtle Creek Blvd., Suite 1080, Dallas, Texas 75219.

(11)	Includes 5,000 shares of our restricted stock, which vests on December 7, 2012. The business address of this person is 3811 Turtle Creek Blvd., Suite 1080, Dallas, Texas 75219.

(12)	The business address of this person is 175 Berkeley Street, Boston, Massachusetts 02116.

(13)	Includes 5,000 shares of our restricted stock, which vests on December 7, 2012. Also includes 3,200,000 shares held by Mansefeldt Halcon Partners and 200,000 shares held by Mansefeldt Hawk Partners (collectively, the “Mansefeldt Partnerships”). Mr. Bridwell is a partner and the president of each of the Mansefelt Partnerships, and is the manager of the general partner entity of each of the Mansefelt Partnerships; thus, he may be deemed to share beneficial ownership of these securities, and he disclaims beneficial ownership of the securities in excess of his pecuniary interest therein. Also includes 40,000 shares held by a family limited partnership, of which Mr. Bridwell and his spouse are general partners, and he disclaims beneficial ownership of the securities in excess of his pecuniary interest therein. The business address of this person is 400 Pine, Suite 1000, Abilene, Texas 79601.

(14)	Includes 5,000 shares of our restricted stock, which vests on December 7, 2012. Also includes 66,666 shares held by Mr. Irish’s family trust; thus, Mr. Irish may be deemed to share beneficial ownership of these securities, and he disclaims beneficial ownership of the securities in excess of his pecuniary interest therein. The business address of this person is 1722 Routh Street, Suite 1500, Dallas, Texas 75201.

(15)	Includes 5,000 shares of our restricted stock, which vests on December 7, 2012. The business address of this person is 1001 McKinney Street, Suite 520, Houston, Texas 77002.

(16)	Includes 5,000 shares of our restricted stock, which vests on December 7, 2012. Also includes 16,666 shares held by Mr. Smiley’s family trust and 23,333 shares held by Glendora Partners LLC; thus, Mr. Smiley may be deemed to share beneficial ownership of these securities. The business address of this person is 2602 McKinney Avenue, Suite 400, Dallas, Texas 75204.

(17)	Includes 5,000 shares of our restricted stock, which vests on December 7, 2012, and 100,000 shares held in an IRA. The business address of this person is 1000 Louisiana Street, Suite 6700, Houston, Texas 77002.

(18)	Includes 7,300 shares of unvested restricted stock. Also includes 5,770,677 shares held by VILLco Energy, L.L.C. (“VILLCo”). Mr. Vlasic is the Executive Manager of VILLCo Management, L.L.C., which is the manager of VILLCo Services, L.L.C., which is the manager of VILLCo; thus, Mr. Vlasic may be deemed to share beneficial ownership of these securities, and he disclaims beneficial ownership of the securities in excess of his pecuniary interest therein. The business address of this person is 38710 Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48302.

(19)	The “as adjusted” amount includes 7,800 shares of unvested restricted stock, granted to Mr. Hunt on December 6, 2012 in connection with his appointment to the board of directors. The business address of this person is 1601 Elm Street, Suite 3400, Dallas, Texas 75201.

(20)	The business address of this person is One Queen Street East, Suite 2500, Toronto ON M5C 2W5, Canada.

FUTURE STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented under Rule 14a-8 under the 1934 Act for inclusion in the Company’s proxy statement and accompanying proxy for its 2013 annual meeting of stockholders, including nomination of an individual for election as a director at the 2013 annual meeting of stockholders, must be received at the Company’s principal executive offices in Houston, Texas, on or before December 17, 2012, and must meet all the requirements of Rule 14a-8. If a stockholder intends to present a proposal at the Company’s 2013 annual meeting but has not sought the inclusion of such proposal in the Company’s proxy materials, the written proposal must be delivered to the Company’s Executive Vice President and General Counsel not less than 60 nor more than 90 days prior to the meeting date. For example, if the Company’s 2013 annual meeting of stockholders is held on May 18, 2013, then the Company’s Executive Vice President and General Counsel must receive the proposal after February 16, 2013 but before March 20, 2013. If the Company mails or otherwise provides notice, or public disclosure, of the date of the Company’s annual meeting on a date that is less that 70 days prior to the date of the annual meeting, the stockholder’s notice that he or she proposes to bring business before the annual meeting must be received by the Company no later than the tenth business day following the day on which the Company’s notice of the annual meeting was mailed, or public disclosure was made, whichever event first occurs.

Proposals and other notices should be sent to:

David S. Elkouri, Executive Vice President and General Counsel

1000 Louisiana St., Suite 6700

Houston, Texas 77002

The use of certified mail, return receipt requested, is suggested.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and our website at www.halconresources.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

As permitted by Item 13(b) of Schedule 14A of Regulation 14A under the Exchange Act, we are “incorporating by reference” into this proxy statement specific documents that we filed with the SEC, which means that we may disclose important information to you by referring you to those documents that are considered part of this proxy statement. Information that we file subsequently with the SEC will automatically update and supersede this information.

We incorporate by reference into this proxy statement the following documents filed with the SEC , and any future documents that we file with the SEC prior to our special meeting, excluding any reports or portions thereof that have been “furnished” but not “filed” for purposes of the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 000-50682);

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012 (each File No. 001-35467);

•

Current Reports on Form 8-K filed with the SEC on January 5, 2012, January 18, 2012, February 9, 2012, March 1, 2012, March 5, 2012, March 8, 2012, March 13, 2012, March 19, 2012 (each File No. 000-50682), April 4, 2012, April 23, 2012, April 25, 2012, May 2, 2012, May 8, 2012, May 11, 2012, May 22, 2012, June 5, 2012, June 6, 2012, June 13, 2012, June 25, 2012, June 28, 2012, June 29, 2012, July 2, 2012, July 17, 2012, July 18, 2012, August 2, 2012, August 2, 2012, August 7, 2012, September 18, 2012, October 22, 2012, October 22, 2012, October 23, 2012, October 26, 2012, November 6, 2012, November 7, 2012, November 8, 2012, November 14, 2012, December 4, 2012, December 11, 2012 (each File No. 001-35467) and on Form 8-K/A filed February 14, 2012 (File No. 000-50682), May 30, 2012, August 24, 2012, August 24, 2012, and September 11, 2012 (each File No. 001-35467); and

•	the description of the Company’s common stock contained in the registration statement in Form 8-A filed with the SEC on March 21, 2012 (File No. 001-35467).

We will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Halcón Resources Corporation, 1000 Louisiana St., Suite 6700, Houston, Texas 77002; Attn: Investor Relations (832) 538-0300.

This proxy statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the transactions discussed in this proxy statement. The descriptions of these agreements contained in this proxy statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this proxy statement.

Annex A

CERTIFICATE OF DESIGNATION,

PREFERENCES, RIGHTS AND LIMITATIONS

of

8% AUTOMATICALLY CONVERTIBLE PREFERRED STOCK

of

HALCÓN RESOURCES CORPORATION

Pursuant to Section 151 of the Delaware General Corporation Law

Halcón Resources Corporation, a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law (the “DGCL”), its Board of Directors (the “Board”) has adopted the following resolution creating a series of Preferred Stock, par value $0.0001 per share, designated as 8% Automatically Convertible Preferred Stock:

RESOLVED, that a series of the class of authorized $0.0001 par value Preferred Stock of the Corporation is hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1. Designation and Amounts.

This series of Preferred Stock is designated as the “8% Automatically Convertible Preferred Stock” (the “Convertible Preferred”) and the number of shares initially constituting such series shall be 15,000, which number may be decreased (but not increased) by the Board without a vote of the stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Convertible Preferred and shares of Convertible Preferred issuable on exercise of rights to acquire Convertible Preferred.

2. Rank.

The Convertible Preferred shall rank senior to the $0.0001 par value common stock (“Common Stock”) of the Corporation, and any other class or series of stock issued by the Corporation ranking junior as to the Convertible Preferred with respect to payment of dividends, or upon liquidation, dissolution or winding up of the Corporation (collectively, “Junior Securities”). The Convertible Preferred shall rank junior to all Senior Securities with respect to both the payment of dividends and the distribution of assets on liquidation, winding up and dissolution. “Senior Securities” means any class or series of stock issued by the Corporation ranking senior to the Convertible Preferred with respect to payment of dividends, or upon liquidation, dissolution or winding up of the Corporation.

3. Dividends.

(a) Commencing April 6, 2013 (“Grace Period Expiration Date”), the holders of the Convertible Preferred shall be entitled to receive out of any assets legally available therefor dividends on each outstanding share of Convertible Preferred at the rate of 8% per annum of the Liquidation Preference (as defined in Section 4(a)) per share from the earliest original issue date of any shares of the Convertible Preferred (the “Issue Date”), payable quarterly in cash, subject to Section 3(c), on March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”), beginning June 30, 2013, when, as and if declared by the Board, in accordance with the preference and priority described in Section 2 with respect to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on a daily basis from the Issue Date, whether or not in any period the Corporation is legally permitted to make the

1

payment of such dividends and whether or not such dividends are declared. Neither conversion on or after the Grace Period Expiration Date nor redemption of the Convertible Preferred on or after the Grace Period Expiration Date shall affect any holder’s right to receive any accrued but unpaid dividends on such Convertible Preferred. Notwithstanding any other provision herein, no dividends shall be payable or accrue on the Convertible Preferred if conversion, as described in Section 5, occurs before the Grace Period Expiration Date.

(b) Dividends shall be calculated on the basis of the time elapsed from but excluding the last preceding Dividend Payment Date (or the Issue Date in respect to the first dividend payable on June 30, 2013) to and including the Dividend Payment Date or any final distribution date relating to conversion or redemption or to a dissolution, liquidation or winding up of the Corporation. Dividends payable on the shares of Convertible Preferred for any period of less than a full calendar year shall be prorated for the partial year on the basis of a 360-day year of twelve, 30-day months.

(c) To the extent any accrued dividends are not declared and paid in full in cash on a Dividend Payment Date, the Liquidation Preference of each share of Convertible Preferred outstanding as of such Dividend Payment Date shall automatically be increased by an amount equal to the unpaid amount of the dividend that shall have accrued on such share to and including the Dividend Payment Date, effective as of the date immediately following such Dividend Payment Date. The Liquidation Preference, as so adjusted, shall thereafter be used for all purposes hereunder, including for purposes of the accrual of future dividends in accordance with Section 3(a), the determination of the Liquidation Preference in accordance with Section 4(a) and the determination of the number of shares of Common Stock into which the shares of Convertible Preferred are convertible in accordance with Section 5(b). The adjustment of the Liquidation Preference as provided in this Section 3(c) shall satisfy in full the Corporation’s obligation to pay dividends on the applicable Dividend Payment Date, and following such adjustment under no circumstance shall dividends be deemed to be accrued or in arrears with respect to any period prior to and including such Dividend Payment Date.

(d) Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Convertible Preferred as they appear on the Corporation’s books at the close of business on the 10th Business Day (hereinafter defined) immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board in advance of a Dividend Payment Date, provided that no such record date shall be less than 10 or more than 60 calendar days preceding such Dividend Payment Date. If a Dividend Payment Date is not a Business Day, then any dividend declared in respect of such date shall be due and payable on the first Business Day following such Dividend Payment Date. Dividends paid in cash on shares of Convertible Preferred in an amount less than the total amount of such dividends at the time payable shall be allocated pro rata on a share by share basis among all shares outstanding. “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

(e) So long as any shares of Convertible Preferred are outstanding, no dividend or other distribution, whether in liquidation or otherwise, shall be declared or paid, or set apart for payment on or in respect of, any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration prior to the stated maturity thereof (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Securities), without the prior consent of the holders of a majority of the outstanding shares of Convertible Preferred voting together as a separate class. So long as any shares of Convertible Preferred are outstanding and without the prior consent of the holders of a majority of the outstanding shares of Convertible Preferred voting together as a separate class, no dividend or other distribution, whether in liquidation or otherwise, shall be declared or paid, or set apart for payment on or in respect of, any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration prior to the stated maturity thereof (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Parity Securities), unless (i) if there are any accrued and unpaid dividends on the Convertible Preferred or such Parity Stock, such dividend or distribution shall be allocated to

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pay such accrued and unpaid dividends on the Convertible Preferred and such Parity Stock, pro rata based on the amount of such accrued and unpaid dividends and (ii) if all accrued and unpaid dividends have been paid on the Convertible Preferred and such Parity Stock, such dividends and distributions shall be allocated pro rata to the holders of the Convertible Preferred and the Parity Stock based on the respective liquidation preferences thereof. “Parity Security” means any class or series of stock issued by the Corporation ranking on parity with the Convertible Preferred with respect to payment of dividends, and upon liquidation, dissolution or winding up of the Corporation.

4. Liquidation Preference.

(a) Distribution Amount. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Convertible Preferred shall be entitled to receive, in accordance with the preference and priority described in Section 2 as to any distribution of any assets of the Corporation to the holders of any other class or series of shares, the amount of $74,453 per share of Convertible Preferred (the “Initial Liquidation Preference”), as the same may be adjusted pursuant to Section 3(c), plus any accrued but unpaid dividends thereon (together, the “Liquidation Preference”). “Liquidation Rate” means an amount equal to (i) the Liquidation Preference divided by (ii) the Initial Liquidation Preference. To the extent the available assets are insufficient to fully satisfy the Liquidation Preference, then the holders of the Convertible Preferred shall share ratably in such distribution in the proportion that each holder’s shares bears to the total number of shares of Convertible Preferred outstanding. No payment on account of any such liquidation, dissolution or winding up of the Corporation shall be paid to the holders of the shares of Convertible Preferred or the holders of any Parity Securities unless there shall be paid at the same time to the holders of the shares of Convertible Preferred and the holders of any Parity Securities amounts in proportion to the respective full preferential amounts to which each is entitled with respect to such distribution. For purposes of this Section 4(a), absent the consent of holders of 66 2/3% of the Convertible Preferred, a Change of Control occurring after the Issue Date shall be deemed to be a liquidation, dissolution or winding-up of the Corporation; provided, however, that payments on account of such Change of Control may not be made unless such payment complies with the “restricted payment” limitations set forth in Section 4.4 of that certain indenture dated as of July 16, 2012 governing the Corporation’s senior notes due 2020 or that certain indenture dated as of November 6, 2012 relating to the Corporation’s senior notes due 2021 (the “Indentures”), and similar provisions of any other indenture governing senior notes of the Corporation; provided, however, that the provisions of such other indentures, when considered together with the Indentures, do not create any greater limitation on the Corporation’s ability to make any payment to the holders of the Convertible Preferred upon a Change of Control than is imposed by the Indentures. “Change of Control” shall be deemed to have occurred upon (A) the acquisition at any time by a “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than a person or group who or which is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 5% or more of the Corporation’s common stock on the Issue Date, of securities (excluding shares of Convertible Preferred and common stock issuable upon conversion of the Convertible Preferred) representing more than 50% of the combined voting power in the election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (B) approval by the Corporation or any of its subsidiaries of any sale or disposition of substantially all of the assets of the Corporation and its subsidiaries, taken as a whole; or (C) approval by the stockholders of the Corporation of any merger, consolidation or statutory share exchange to which the Corporation is a party as a result of which the persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation.

(b) After payment of the full amount payable to the holders of Convertible Preferred pursuant to Section 4(a), and subject to the rights of holders of Junior Securities other than the Common Stock, the holders of Common Stock shall share in the distribution of the remaining available assets of the Corporation under the Corporation’s Amended and Restated Certificate of Incorporation.

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(c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days prior to any payment date stated therein, to the holders of record of the shares of Convertible Preferred at their respective addresses as the same shall appear in the records of the Corporation.

5. Conversion.

The Convertible Preferred shall be convertible into Common Stock in accordance with the following:

(a) Conversion Rate. Each share of Convertible Preferred shall initially at the Issue Date be convertible into ten thousand (10,000) shares of Common Stock (subject to adjustment as set forth herein, the “Conversion Rate”), and each fractional share of Convertible Preferred shall at the Issue Date be convertible into a proportionate number of shares of Common Stock.

(b) Automatic Conversion. The Convertible Preferred shall automatically convert into Common Stock on the day (the “Conversion Date”) immediately following the last to occur of: (1) approval by the stockholders of the Corporation, and filing with the Secretary of State of the State of Delaware (in each case, in accordance with the requirements of the DGCL and the Corporation’s Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws) of an amendment to the Amended and Restated Certificate of Incorporation of the Corporation increasing the number of shares of Common Stock that the Corporation is authorized to issue from 336,666,666 shares to the amount of authorized, unissued and unreserved shares necessary to convert the all of the Convertible Preferred shares; (2) approval by the stockholders of the Corporation in accordance with the requirements of the New York Stock Exchange (“NYSE”) (or other principal securities market upon which the Corporation’s securities may then be listed or traded) of the issuance of the Common Stock to be issued upon conversion of the Convertible Preferred in accordance with the terms hereof (the “Conversion Stockholder Approval”); (3) approval of the NYSE (or other principal securities market upon which the Corporation’s securities may then be listed or traded) of the listing of the Common Stock to be issued upon conversion of the Convertible Preferred in accordance with the terms hereof; and (4) to the extent applicable, termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Each share of Convertible Preferred shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Liquidation Rate determined pursuant to Section 4 as of the Conversion Date by (ii) the Conversion Rate in effect on the Conversion Date (subject to adjustment pursuant hereto). Upon the automatic conversion of the Convertible Preferred, each holder shall be deemed to own the number of shares of Common Stock into which the holder’s shares of Convertible Preferred are converted. Promptly thereafter the holder shall surrender the certificate or certificates representing the Convertible Preferred that were converted at the office of the Corporation or of the transfer agent for such shares, or at such other place designated by the Corporation. Such surrender may be made by registered mail with return receipt requested, properly insured, by hand or by overnight courier. The Corporation shall, promptly upon receipt of such certificates representing the Convertible Preferred shares that have been converted, deliver to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. At the close of business on the Conversion Date, each holder shall be deemed to be the beneficial owner of the shares of Common Stock, and the Convertible Preferred theretofore held by such holder shall no longer be outstanding.

(c) Certificates as to Adjustments. Upon the occurrence of any adjustment of the Liquidation Preference or Liquidation Rate pursuant to Section 3(c), or the occurrence of any adjustment or readjustment of the Conversion Rate pursuant hereto, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and the principal financial officer of the Corporation shall verify such computation and prepare and furnish to each holder of Convertible Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred, furnish or

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cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments and (ii) the number of shares of Common Stock or other securities and the amount, if any, of other property which at the time would be received upon the conversion of each share of Convertible Preferred.

(d) Notice of Record Date. If the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

(e) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Convertible Preferred; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(f) Reservation of Stock Issuable Upon Conversion. From and after the satisfaction of the condition set forth in Section 5(b)(1), the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of Convertible Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Convertible Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, in lieu of issuing any fractional share, the fraction shall be rounded up or down to the nearest whole number of shares.

(h) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, if such transaction is not treated as a liquidation, dissolution or winding up as provided in Section 4, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of Convertible Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Convertible Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Convertible Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Convertible Preferred.

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6. Anti-Dilution Adjustments.

(a) Adjustment for Change in Capital Stock. If, after the Convertible Preferred is issued, the Corporation: (i) pays a dividend or makes another distribution payable in shares of Common Stock on the Common Stock; (ii) subdivides the outstanding shares of Common Stock into a greater number of shares; or (iii) combines the outstanding shares of Common Stock into a smaller number of shares; then the Conversion Rate in effect immediately prior to the record date for such dividend or distribution, or the effective date of such share split or share combination, shall be adjusted by the Corporation based on the following formula:

where

CR0 = the Conversion Rate in effect immediately prior to such “Ex-Dividend Date” (the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to the buyer) or effective date;

CR1 = the new Conversion Rate in effect immediately after such Ex-Dividend Date or effective date;

OS0 = the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date; and

OS1 = the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date but after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution described in this Section 6(a) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) Adjustment for Rights Issue. If, after the Convertible Preferred is issued, the Corporation distributes to all, or substantially all, holders of shares of Common Stock any rights, warrants or options entitling them to subscribe for or to purchase shares of Common Stock at an exercise price per share of Common Stock less than the average of the closing prices of the Common Stock for each trading day in the 10-consecutive trading day period ending on the trading day immediately preceding the time of announcement of such issuance (other than any rights, warrants or options that by their terms will also be issued to holders upon conversion of their Convertible Preferred into Common Stock), then the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution shall be adjusted by the Corporation in accordance with the following formula:

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution (i.e., the Conversion Rate in effect before trading commences on the morning after the Ex-Dividend Date);

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

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X = the number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = an amount equal to (A) the number of shares of Common Stock issuable pursuant to such rights, warrants or options multiplied by the aggregate price payable to exercise such rights, warrants or options divided by (B) the average of the closing prices of the Common Stock for each trading day in the 10-consecutive trading day period ending on the trading day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this Section 6(b), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the closing prices for each trading day in the applicable 10-consecutive trading day period, there shall be taken into account any consideration the Corporation receives for such rights, warrants or options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board.

If any right, warrant or option described in this Section 6(b) is not exercised prior to the expiration of the exercisability thereof, the new Conversion Rate shall be readjusted by the Corporation to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.

(c) Adjustment for Other Distributions. If, after the Convertible Preferred is issued, the Corporation distributes to all, or substantially all holders of its Common Stock shares of capital stock, evidences of indebtedness or other assets or property, excluding: (i) dividends, distributions, rights, warrants or options referred to in Section 6(a) or Section 6(b); (ii) dividends or distributions paid exclusively in cash; and (iii) Spin-Offs described below in this Section 6(c), then the Conversion Rate will be adjusted by the Corporation based on the following formula:

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the closing prices of the Common Stock for each trading day in the 10-consecutive trading day period ending on the trading day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 6(c), where there has been a payment of a dividend or other distribution to all, or substantially all, holders of Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to any subsidiary of the Corporation or other business unit of the Corporation (a “Spin-Off”), then the Conversion Rate in effect immediately before the close of business on the effective date of the Spin-Off will be adjusted by the Corporation based on the following formula:

where

CR0 = the Conversion Rate in effect immediately prior to the effective date of the Spin-Off;

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CR1 = the new Conversion Rate after the Spin-Off;

FMV0 = the average of the closing prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10-consecutive trading days after, and including, the effective date of the Spin-Off; and

MP0 = the average of the closing prices of the Common Stock over the 10-consecutive trading days after, and including, the effective date of the Spin-Off.

An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from, and including, the effective date of the Spin-Off; provided, that, in respect of any conversion within the 10 trading days following, and including, the effective date of any Spin-Off, references within this Section 6(c) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

If any such dividend or distribution described in this Section 6(c) is declared but not paid or made, the new Conversion Rate shall be readjusted by the Corporation to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) Adjustment for Cash Dividends. If, after the Convertible Preferred is issued, the Corporation makes any cash dividend or distribution to all, or substantially all, holders of its outstanding Common Stock, then the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution shall be adjusted by the Corporation based on the following formula:

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the closing prices of the Common Stock for each trading day in the 10-consecutive trading day period ending on the trading day immediately preceding the Ex-Dividend Date for such distribution; and

C = the amount in cash per share that the Corporation distributes to holders of its Common Stock.

If any dividend or distribution described in this Section 6(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted by the Corporation to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) Adjustment for Common Stock Repurchases. If, after the Convertible Preferred is issued, the Corporation or any of its subsidiaries effects a purchase of all or a portion of the shares of Common Stock by the Corporation pursuant to a tender offer or exchange offer or any other offer available to substantially all holders of Common Stock (“Pro Rata Repurchase”), to the extent that the cash and value of any other consideration included in the payment per share of its Common Stock exceeds the Closing Price of a share of its Common Stock on the trading day following the effective date of such Pro Rata Repurchase, then the Conversion Rate in effect immediately

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prior to the effective date of such Pro Rata Repurchase shall be adjusted by the Corporation based on the following formula:

where

CR0 = the Conversion Rate in effect immediately prior to the effective date of such Pro Rata Repurchase;

CR1 = the new Conversion Rate in effect after such Pro Rata Repurchase;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board) paid or payable for the Common Stock purchased in such Pro Rata Repurchase;

OS0 = the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase;

OS1 = the number of shares of Common Stock outstanding immediately after the effective date of such Pro Rata Repurchase (after giving effect to such Pro Rata Repurchase); and

SP1 = the average of the closing prices of the Common Stock for each trading day in the 10-consecutive trading day period commencing on the trading day following the effective date of such Pro Rata Repurchase.

The adjustment to the Conversion Rate under this Section 6(e) will occur on the 10th trading day from, and including, the trading day following the effective date of such Pro Rata Repurchase; provided, that, in respect of any conversion within 10 trading days immediately following, and including, the effective date of such Pro Rata Repurchase, references in this Section 6(e) with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such Pro Rata Repurchase and the Conversion Date in determining the Conversion Rate.

(f) Notice of Adjustments. Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to holders of Convertible Preferred a notice of the adjustment, with such notice briefly stating the facts requiring the adjustment and the manner of computing it. The Corporation shall also deliver an Officers’ Certificate with respect to the adjustment.

7. Redemption of Convertible Preferred.

(a) On August 15, 2021, if any shares of Convertible Preferred are then outstanding, a redemption event (“Redemption Event”) shall be deemed to have occurred.

(b) Within 10 days after a Redemption Event, the Corporation shall mail a written notice (the “Redemption Notice”) to each holder of record of the Convertible Preferred at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption which is to be effected, the date on which the redemption of the Convertible Preferred shall occur (which day (the “Redemption Date”) must be within 30 days of the Redemption Event), the place at which payment may be obtained and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the total number of shares of Convertible Preferred held by such holder. On or after the Redemption Date, each holder of Convertible Preferred then outstanding shall surrender to the Corporation the certificate or certificates representing the shares of Convertible Preferred owned by such holder as of the Redemption Date, in the manner and at the place designated in the Redemption Notice, and thereupon an amount equal to the Liquidation Preference per share of Convertible Preferred shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

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8. Corporation’s Dealings with Holders of Convertible Preferred. No payments shall be made to holders of Convertible Preferred, and no redemptions of Convertible Preferred shall be made, unless the right to receive such payments or participate in such redemptions are made available to all holders of Convertible Preferred on a pro rata basis based on the number of shares of Convertible Preferred such holder holds.

9. Consent Rights. The Corporation shall not undertake the following actions without the approval by the vote or written consent of the holders of at least 66 2/3% of the shares of Convertible Preferred then outstanding, voting together as a single class:

(a) amend, alter, waive, repeal or modify (whether by merger, consolidation or otherwise) any provision of the Amended and Restated Certificate of Incorporation (including any filing or amending of a Certificate of Designation for any Senior Securities or Parity Securities) or Fourth Amended and Restated Bylaws of the Corporation so as to adversely affect or otherwise impair any of the rights, preferences, privileges, qualifications, limitations or restrictions of, or applicable to, the Convertible Preferred;

(b) authorize, issue or increase the authorized amount of any class of Senior Securities or Parity Securities;

(c) increase or decrease (other than by redemption or conversion) the authorized number of shares of Convertible Preferred;

(d) liquidate, dissolve or wind up the Corporation in any form of transaction; or

(e) enter into any agreement regarding, or any transaction or series of transactions resulting in, a Change of Control unless provision is made in the agreement effecting such transaction for the redemption of the Convertible Preferred under Section 4.

10. Voting Rights.

(a) General Voting Rights. So long as any shares of Convertible Preferred are outstanding, holders of Convertible Preferred shall be entitled to vote on all matters submitted to a vote of the holders of the Corporation’s Common Stock, including with respect to the election of directors of the Corporation; provided, however, that notwithstanding the foregoing, to the extent prohibited under the rules of the NYSE (or such principal securities exchange upon which the Corporation’s Common Stock is then listed), the holders of Convertible Preferred shall not be entitled to vote on: (i) any proposal to increase the authorized shares of Common Stock under the Amended and Restated Certificate of Incorporation of the Corporation in order to permit the conversion of shares of Convertible Preferred into shares of Common Stock in accordance with the terms hereof, or (ii) any proposal required under the rules of such exchange to authorize the issuance of the shares of Common Stock to the Convertible Preferred holders upon the conversion of the Convertible Preferred in accordance with the terms hereof. Each holder of Convertible Preferred shall be entitled to such number of votes as the number of shares of Common Stock into which such Convertible Preferred holder’s shares of Convertible Preferred would be convertible at the time of the record date for any such vote and for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of the Convertible Preferred shall be deemed to be authorized for issuance under the Amended and Restated Certificate of Incorporation of the Corporation on such date and shall be included in such calculation; provided, however, that notwithstanding the foregoing, until such time as the Conversion Stockholder Approval has been obtained, the aggregate number of votes entitled to be cast by the Convertible Preferred shall not exceed 19.99% of the voting power of the Common Stock outstanding immediately prior to the issuance of the Convertible Preferred, applied on a pro rata per share basis, among all holders of Convertible Preferred.

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(b) Board Representation.

(i) If by the Grace Period Expiration Date, the Conversion Stockholder Approval has not been obtained and there is no director appointed Petro-Hunt, L.L.C. and Pillar Energy, LLC (collectively, “Petro-Hunt”) serving on the Board pursuant to the terms of the Reorganization and Interest Purchase Agreement, dated October 19, 2012, among Halcón Energy Properties, Inc., Petro-Hunt L.L.C. and Pillar Energy, LLC, the holders of the Convertible Preferred, exclusively and as a separate class, shall be entitled to elect one member of the Board, subject to such individual satisfying all legal and governance requirements mandated by the NYSE or applicable law regarding service as a director of the Corporation and to the reasonable approval of the Board or any committee established by the Board to address specified governance issues. The director elected under this Section 10(b) is referred to as the “Preferred Director”. On or as promptly as possible after the Issue Date, the Board shall take or cause to be taken such corporate action as shall be necessary to increase the size of the Board to permit the election of the Preferred Director.

(ii) The election of the Preferred Director shall occur (A) at the annual meeting of stockholders, (B) at any special meeting of stockholders if such meeting is called for the purpose of electing directors, (C) at any special meeting of holders of shares of Convertible Preferred called by holders of not less than a majority of the outstanding shares of Convertible Preferred or (D) by the written consent of holders of a majority of the outstanding shares of Convertible Preferred entitled to vote for the Preferred Director in the manner and on the basis as otherwise provided by law. At any meeting having as a purpose the election of the Preferred Director, the presence, in person or by proxy, of holders of not less than one-third ( 1/3) of the outstanding shares of Convertible Preferred shall be required and sufficient to constitute a quorum of such class for the election of the Preferred Director. The holders of shares of Convertible Preferred shall be entitled to notice of any stockholders’ meeting in accordance with the Fourth Amended and Restated Bylaws of the Corporation and notice of any other matter submitted to a vote of stockholders.

(iii) If at any time when any share of Convertible Preferred is outstanding the Preferred Director should cease to be a Preferred Director for any reason, the vacancy may be filled by the vote or written consent of the holders of the outstanding shares of Convertible Preferred, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law. Subject to satisfaction of all legal and governance requirements mandated by the NYSE or applicable law regarding service as a director of the Corporation and to the reasonable approval of the Board or any committee established by the Board to address specified governance issues, the Preferred Director elected or appointed to fill a vacancy shall serve the remainder of the term for which his or her predecessor was elected or appointed, subject, however, to his or her prior death, resignation, retirement, disqualification, or removal.

(iv) The Preferred Director may be removed with or without cause by, and only by, the affirmative vote of the holders of not less than a majority of the outstanding shares of Convertible Preferred, given either at a special meeting of the holders of Convertible Preferred duly called for that purpose, or by written consent of the holders of Convertible Preferred.

(c) Calling a Meeting. The holders of not less than 20% of the shares of Convertible Preferred outstanding may request the calling of a special meeting of the holders of Convertible Preferred, which meeting shall thereupon be called by the Chief Executive Officer, President, an Executive Vice President or the Secretary of the Corporation. Notice of such meeting shall be given to each holder of record of Convertible Preferred by mailing a copy of such notice to such holder at such holder’s last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such request and shall be held at such place as specified in such request. If such meeting shall not be called within 20 days after such request, then the holders of not less than 20% of the shares of Convertible Preferred outstanding may designate in writing any holder of Convertible Preferred to call such meeting on similar notice at the expense of the Corporation. Any holder of Convertible Preferred so designated shall have access to the stock books of the Corporation relating to Convertible Preferred for the purpose of calling a meeting of the holders pursuant to these provisions.

11

(d) Action Without Meeting. With respect to actions by the holders of Convertible Preferred upon those matters on which such holders are entitled to vote as a separate class, such actions may be taken without a meeting by the written consent of such holders who would be entitled to vote at a meeting having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all holders of the Convertible Preferred entitled to vote were present and voted.

11. Status of Reacquired Shares of Convertible Preferred. Shares of outstanding Convertible Preferred reacquired by the Corporation (including shares of Convertible Preferred that shall have been redeemed pursuant to the provisions hereof) or cancelled upon conversion into Common Stock shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and subject to later designation and issuance by the Corporation in accordance with its Amended and Restated Certificate of Incorporation.

12. Preemptive Rights. Holders of Convertible Preferred shall not be entitled to any preemptive, subscription or similar rights in respect to any securities of the Corporation, except as specifically set forth herein.

13. Notices. Any notice required by the provisions hereof to be given to the holders of Convertible Preferred shall be deemed given if deposited in the United States Mail, first class postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation. Any notice required by the provisions hereof to be given to the Corporation shall be deemed given if deposited in the United States Mail, first class postage prepaid, and addressed to the Corporation at 1000 Louisiana, Suite 6700, Houston, Texas 77002, or such other address as the Corporation shall provide in writing to the holders of Convertible Preferred.

14. Amendments. With the consent or approval of the holders of at least a majority of the Convertible Preferred then outstanding, the Corporation may amend or modify any of the foregoing rights, privileges and preferences with respect to the shares of Convertible Preferred, provided that no such amendment may materially and adversely affect a holder of Convertible Preferred without the holder’s approval. Notwithstanding the foregoing, the Corporation may amend or modify (i) the consent rights described in Section 9 of the holders of Convertible Preferred and (ii) any other rights described herein requiring consent or approval of the holders of 66 2/3% of the Convertible Preferred only with the approval by the vote or written consent of the holders of at least 66 2/3% of the Convertible Preferred then outstanding.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December 5, 2012.

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION, PREFERENCE, RIGHTS AND LIMITATIONS

(8% AUTOMATICALLY CONVERTIBLE PREFERRED STOCK) – HALCÓN RESOURCES CORPORATION]

12

Annex B

Williston Basin Assets

Index to Financial Statements

Page
Statements of Revenues and Direct Operating Expenses of the Williston Basin Assets Purchased by Halcón Resources Corporation for the Three and Nine Months Ended September 30, 2012 and 2011

Statements of Revenues and Direct Operating Expenses	3

Notes to Statements of Revenues and Direct Operating Expenses	4

Statements of Revenues and Direct Operating Expenses of the Williston Basin Assets Purchased by Halcón Resources Corporation for the Three Years in the Period Ended December 31, 2011 and the Three and Six Months Ended June 30, 2012 and 2011 (previously filed on Form 8-K dated October 22, 2012)

Independent Auditors’ Report	7

Statements of Revenues and Direct Operating Expenses	8

Notes to Statements of Revenues and Direct Operating Expenses	9

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
REVENUES
Oil	$57,375	$16,546	$140,980	$41,437
Natural Gas	642	50	1,550	193

TOTAL REVENUES	58,017	16,596	142,530	41,630

DIRECT OPERATING EXPENSES
Production Taxes	6,266	1,864	15,354	4,655
Lease Operating Expenses	3,948	1,211	9,540	2,510

TOTAL DIRECT OPERATING EXPENSES	10,214	3,075	24,894	7,165

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$47,803	$13,521	$117,636	$34,465

See accompanying Notes to Statements of Revenues and Direct Operating Expenses.

3

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY HALCÓN RESOURCES CORPORATION

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

NOTE 1 - BASIS OF PRESENTATION

In October 2012 Halcón Resources Corporation (the “Company”), signed an agreement to acquire the operating interests in approximately 81,000 net acres of oil and natural gas leaseholds in North Dakota from Petro-Hunt, L.L.C. and Pillar Energy, LLC (the “Sellers”). The total interests acquired from the Sellers are collectively referred to as the “Williston Basin Assets”. The purchase consideration for the Williston Basin Assets involves approximately $700 million in cash and the issuance of 10,073.4692 shares of automatically convertible preferred stock, subject to normal closing adjustments, with an effective date of June 1st, 2012, and an anticipated closing date in early December 2012, subject to the satisfactory completion of due diligence and title reviews by the Company. The accompanying statements of revenues and direct operating expenses relate to the operations of the oil and natural gas properties acquired by the Company.

The statements of revenues and direct operating expenses associated with the Williston Basin Assets were derived from the Sellers’ accounting records. During the periods presented, the Williston Basin Assets were not accounted for or operated as a consolidated entity or as a separate division by the Sellers. Revenues and direct operating expenses for the Williston Basin Assets included in the accompanying statements represent the net collective working and revenue interests acquired by the Company. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which will be acquired and do not represent all of the oil and natural gas operations of the Sellers. Direct operating expenses include lease operating expenses and production and other related taxes. General and administrative expenses, depreciation, depletion and amortization of oil and natural gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the Williston Basin Assets been operated as a stand-alone entity. Exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Williston Basin Assets and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the financial condition or results of operations of the Williston Basin Assets on a go forward basis due to changes in the business and the omission of various operating expenses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition: Revenues are recognized for oil and natural gas sales under the sales method of accounting. Under this method, revenues are recognized on production as it is taken and delivered to the purchasers. The volumes sold may be more or less than the volumes entitled to, based on the owner’s net interest in the Williston Basin Assets. These differences result from production imbalances, which are not significant, and are reflected as adjustments to proved reserves and future cash flows in the unaudited supplementary oil and natural gas information included herein.

4

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

C O N T E N T S

Page
Independent Auditors’ Report	7
Statements of Revenues and Direct Operating Expenses	8
Notes to Statements of Revenues and Direct Operating Expenses	9

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Halcón Resources Corporation:

We have audited the accompanying statements of revenues and direct operating expenses of the Williston Basin Assets purchased by Halcón Resources Corporation (the “Company”), from Petro-Hunt, L.L.C. and Pillar Energy, LLC (the “Sellers”) for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Halcón Resources Corporation’s Form 8-K and are not intended to be a complete financial presentation of the acquired assets described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Williston Basin Assets purchased by Halcón Resources Corporation from the Sellers for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States.

/s/ UHY LLP

Houston, Texas

October 15, 2012

7

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY

HALCÓN RESOURCES CORPORATION

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2012	2011	2011	2010	2009
	(Unaudited)		(Unaudited)
REVENUES
Oil	$42,939	$14,707	$83,605	$24,891	$69,025	$11,286	$571
Natural Gas	401	62	908	143	483	155	43

TOTAL REVENUES	43,340	14,769	84,513	25,034	69,508	11,441	614

DIRECT OPERATING EXPENSES
Production Taxes	4,731	1,649	9,088	2,791	7,773	1,273	40
Lease Operating Expenses	3,095	916	5,592	1,299	4,410	413	13

TOTAL DIRECT OPERATING EXPENSES	7,826	2,565	14,680	4,090	12,183	1,686	53

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$35,514	$12,204	$69,833	$20,944	$57,325	$9,755	$561

See accompanying Notes to Statements of Revenues and Direct Operating Expenses.

8

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

NOTE 1 - BASIS OF PRESENTATION

In October 2012 Halcón Resources Corporation (the “Company”), signed an agreement to acquire the operating interests in approximately 80,000 net acres of oil and natural gas leaseholds in North Dakota from Petro-Hunt, L.L.C. and Pillar Energy, LLC (the “Sellers”). The total interests acquired from the Sellers are collectively referred to as the “Williston Basin Assets”. The purchase consideration for the Williston Basin Assets involves approximately $700 million in cash and the issuance of 10,073.4692 shares of automatically convertible preferred stock, subject to normal closing adjustments, with an effective date of June 1st, 2012, and an anticipated closing date in early December 2012, subject to the satisfactory completion of due diligence and title reviews by the Company. The accompanying statements of revenues and direct operating expenses relate to the operations of the oil and gas properties acquired by the Company.

The statements of revenues and direct operating expenses associated with the Williston Basin Assets were derived from the Sellers’ accounting records. During the periods presented, the Williston Basin Assets were not accounted for or operated as a consolidated entity or as a separate division by the Sellers. Revenues and direct operating expenses for the Williston Basin Assets included in the accompanying statements represent the net collective working and revenue interests acquired by the Company. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which will be acquired and do not represent all of the oil and natural gas operations of the Sellers. Direct operating expenses include lease operating expenses and production and other related taxes. General and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the Williston Basin Assets been operated as a stand-alone entity. Exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Williston Basin Assets and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the financial condition or results of operations of the Williston Basin Assets on a go forward basis due to changes in the business and the omission of various operating expenses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition: Revenues are recognized for oil and natural gas sales under the sales method of accounting. Under this method, revenues are recognized on production as it is taken and delivered to the purchasers. The volumes sold may be more or less than the volumes entitled to, based on the owner’s net interest in the Williston Basin Assets. These differences result from production imbalances, which are not significant, and are reflected as adjustments to proved reserves and future cash flows in the unaudited supplementary oil and gas information included herein.

9

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

NOTE 3 - SUPPLEMENTARY OIL AND GAS INFORMATION - (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following are estimates of the net proved oil and natural gas reserves of the Williston Basin Assets. Reserve volumes and values were determined by the Sellers’ reserve engineers under definitions and guidelines of the U.S. Securities and Exchange Commission (“SEC”) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Estimated quantities of proved domestic oil and gas reserves and changes in quantities of proved developed and undeveloped reserves in barrels (“Bbls”), thousand cubic feet (“Mcf”) and barrels of oil equivalent (“BOE”) in which six Mcf of natural gas equals one Bbl of oil were as follows:

	Crude Oil (MBbls)	Natural Gas (MMcf)	Total (MBOE)
Proved reserves at December 31, 2008	6	—	6
Production	(9)	(6)	(10)
Extensions and discoveries	150	33	156
Revisions of previous estimates	(1)	—	(1)

Proved reserves at December 31, 2009	146	27	151
Production	(163)	(27)	(168)
Extensions and discoveries	2,585	2,051	2,927
Revisions of previous estimates	16	24	20

Proved reserves at December 31, 2010	2,584	2,075	2,930
Production	(799)	(82)	(813)
Extensions and discoveries	13,278	8,686	14,726
Revisions of previous estimates	878	389	943

Proved reserves at December 31, 2011	15,941	11,068	17,786

Proved developed reserves
December 31, 2008	6	—	6
December 31, 2009	146	27	151
December 31, 2010	1,067	865	1,211
December 31, 2011	6,688	5,442	7,595

Proved undeveloped reserves
December 31, 2008	—	—	—
December 31, 2009	—	—	—
December 31, 2010	1,517	1,210	1,719
December 31, 2011	9,253	5,626	10,191

10

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

NOTE 3 - SUPPLEMENTARY OIL AND GAS INFORMATION – (UNAUDITED) (Continued)

Discounted Future Net Cash Flows

A summary of the discounted future net cash flows related to proved crude oil and natural gas reserves is shown below. Future net cash flows calculated at December 31, 2011, 2010 and 2009 are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period. Future net cash flows calculated at December 31, 2008 were computed using year-end commodity prices that relate to the properties’ existing proved crude oil and natural gas reserves.

	December 31,
	2011		2010		2009
	Oil (Bbl)	Gas (MMBtu)	Oil (Bbl)	Gas (MMBtu)	Oil (Bbl)	Gas (MMBtu)
Commodity index prices used in determining future cash flows (prior to differentials)	$96.19	$4.11	$79.43	$4.37	$61.18	$3.83

The discounted future net cash flows related to proved oil and gas reserves as of December 31, 2011, 2010 and 2009 are as follows (in thousands):

	December 31,
	2011	2010	2009
Future cash inflows	$1,458,207	$185,772	$7,721
Less related future
Production costs	366,071	55,138	2,421
Development and abandonment costs	234,973	37,711	648

Future net cash flows	857,163	92,923	4,652
Ten percent annual discount for estimated timing of cash flows	474,887	38,056	1,322

Standardized measure of discounted future net cash flows	$382,276	$54,867	$3,330

11

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE WILLISTON BASIN ASSETS PURCHASED BY HALCÓN RESOURCES CORPORATION

FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2011 AND

THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

NOTE 3 - SUPPLEMENTARY OIL AND GAS INFORMATION – (UNAUDITED) (Continued)

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows applicable to proved crude oil and natural gas reserves for the period ended December 31, 2011, 2010 and 2009 are as follows (in thousands):

	Twelve Months Ended December 31,
	2011	2010	2009
Beginning of period	$54,867	$3,330	$97
Revisions of previous estimates
Changes in prices and costs	42,844	2,777	214
Changes in quantities	24,815	496	(15)
Additions to proved reserves resulting from extensions, discoveries and improved recovery, less related costs	403,272	77,065	3,928
Changes in future development costs	(87,975)	(21,884)	(464)
Accretion of discount	5,487	333	10
Sales, net of production costs	(57,325)	(9,755)	(562)
Changes in rate of production and other	(3,709)	2,505	122

Net change	327,409	51,537	3,233

End of period	$382,276	$54,867	$3,330

12

Annex C

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 6, 2012, Halcón Resources Corporation (“Halcón”), pursuant to a Reorganization and Interest Purchase Agreement with Petro-Hunt, L.L.C. and Pillar Energy, LLC, acquired all of the membership interests in two newly formed limited liability companies which upon the closing of the acquisition owned an aggregate of approximately 81,000 net acres prospective for the Bakken and Three Forks formations in North Dakota (the “Williston Basin Assets”). Pursuant to the purchase agreement, Halcón paid an aggregate purchase price of approximately $1.451 billion, subject to customary adjustments, consisting of $756.0 million in cash and 10,880.0993 shares of convertible preferred stock, which will automatically convert into common stock, subject to stockholder approval, with each preferred share convertible into 10,000 common shares. On November 6, 2012, Halcón sold $750 million aggregate principal amount of 8.875% senior unsecured notes due 2021 (the “8.875% Notes”), issued at 99.247% of par and the net proceeds were used to fund a portion of the cash consideration paid in the acquisition of the Williston Basin Assets.

On October 19, 2012, Halcón also entered into a Common Stock Purchase Agreement with a wholly owned subsidiary of the Canada Pension Plan Investment Board (“CPPIB”), pursuant to which CPPIB has agreed to purchase 41,899,441 newly issued shares of Halcón common stock at $7.16 per share for a total purchase price of approximately $300.0 million. Net proceeds to Halcón were approximately $294.0 million after a $6.0 million capital commitment payment by Halcón to CPPIB upon closing of the transaction on December 6, 2012, immediately following the close of the acquisition of the Williston Basin Assets.

On August 1, 2012, Halcón completed the acquisition by merger of GeoResources, Inc. (“GeoResources”). At closing of the merger (the “GeoResources Merger”), each outstanding share of GeoResources’ common stock was converted into the right to receive $20.00 in cash and 1.932 shares of Halcón common stock. Halcón also completed the acquisition of 20,628 net acres of oil and gas leasehold in East Texas (the “East Texas Assets”) on August 3, 2012. In connection with that acquisition, Halcón issued approximately 20.8 million shares of its common stock and paid approximately $301.6 million to the sellers of the East Texas Assets. On July 16, 2012, the Company completed a private offering of $750 million aggregate principal amount of 9.75% senior unsecured notes due 2020 (the “9.75% Notes”), issued at 98.646% of par and the net proceeds were used to fund a portion of the cash consideration paid in the GeoResources Merger and the East Texas Assets acquisition.

The following unaudited pro forma condensed combined financial information and explanatory notes adjust Halcón’s historical statement of operations to give effect to the GeoResources Merger and acquisition of the East Texas Assets as of January 1, 2011 (with respect to the statements of operations information for the nine months ended September 30, 2012 and the year ended December 31, 2011). The following unaudited pro forma condensed combined financial information and explanatory notes also adjust the historical balance sheet and pro forma statement of operations of Halcón to give effect to (i) Halcón’s acquisition of the Williston Basin Assets and (ii) Halcón’s sale of approximately 41.9 million shares to CPPIB, in each case as of September 30, 2012 (with respect to balance sheet information using currently available fair value information) and as of January 1, 2011 (with respect to statements of operations information for the nine months ended September 30, 2012 and the year ended December 31, 2011).

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Halcón that would have been recorded had the GeoResources Merger, the East Texas Assets acquisition, the acquisition of the Williston Basin Assets and the sale of common stock to CPPIB been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of Halcón. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that Halcón may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not

1

include non-recurring charges or credits and the related tax effects which result directly from the transactions. Furthermore, certain reclassifications have been made to GeoResources’ historical financial statements presented herein to conform to Halcón’s historical presentation. Additionally, the financial statements for each of the Williston Basin Assets and the East Texas Assets for the year ended December 31, 2011 and for the Williston Basin Assets for the nine-month period ended September 30, 2012 are limited to statements of revenues and direct operating expenses and therefore do not include all items of expense that would be included in full financial statements and are based on certain estimates and assumptions made by our management.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Halcón Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the audited financial statements of GeoResources previously filed as Exhibit 99.3 to Halcón’s current report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2012, the historical statements of revenues and direct operating expenses for the East Texas Assets previously filed as Exhibit 99.2 to Halcón’s current report on Form 8-K filed with the SEC on June 25, 2012 and the historical statements of revenues and direct operating expenses for the Williston Basin Assets included herein as Annex B. The financial statements of revenues and direct operating expenses for the Williston Basin Assets and the East Texas Assets do not include all items of expense that would be included in full financial statements such as general and administrative expenses and depreciation, depletion and amortization expenses.

The assets and liabilities of GeoResources, the East Texas Assets and the Williston Basin Assets are recorded at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values, if any, recorded as goodwill. The adjustments to Halcón’s consolidated combined financial statements in connection with the merger and the acquisitions, and allocation of the purchase price paid in each transaction are based on a number of factors, including additional financial information available at such time, and the final allocations of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

2

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2012

(in thousands)

		Williston Basin		Halcón
		Assets		Pro Forma
	Halcón	Pro Forma		Combined
	Historical	Adjustments		as Adjusted

Current assets:
Cash and cash equivalents	$18,126	$259,797	1	$277,923
Accounts receivable	105,288	—		105,288
Other current assets	27,389	—		27,389

Total current assets	150,803	259,797		410,600
Oil and natural gas properties (full cost method):
Evaluated	1,710,797	783,504	1	2,494,301
Unevaluated	1,197,764	670,000	1	1,867,764

Gross oil and natural gas properties	2,908,561	1,453,504		4,362,065
Less - accumulated depletion	(534,134)	—		(534,134)

Net oil and natural gas properties	2,374,427	1,453,504		3,827,931

Other operating property and equipment:
Other operating assets	32,502	—		32,502
Less - accumulated depreciation	(7,463)	—		(7,463)

Net other operating property and equipment	25,039	—		25,039

Other non-current assets:
Equity in oil and gas limited partnerships	11,207	—		11,207
Debt issuance costs, net of amortization	23,531	18,750	2	42,281
Other non-current assets	1,962	—		1,962
Funds in escrow	3,550	—		3,550
Goodwill	160,918	—	1	160,918

Total assets	$2,751,437	$1,732,051		$4,483,488

Current liabilities:
Accounts payable and accrued liabilities	$202,344	$14,813	3	$217,157
Other current liabilities	3,622	—		3,622

Total current liabilities	205,966	14,813		220,779
Long-term debt	1,175,000	744,353	2	1,919,353
Other non-current liabilities:
Other non-current liabilities	42,915	2,210	1	45,125
Deferred income taxes	213,742	—		213,742
Mezzanine equity:
Convertible preferred stock	—	695,238	1	695,238
Stockholders’ equity:
Common stock	22	4	4	26
Additional paid-in capital	1,385,244	293,996	4	1,679,240
Treasury stock	(9,298)	—		(9,298)
Accumulated earnings (deficit)	(262,154)	(18,563)	3	(280,717)

Total stockholders’ equity	1,113,814	275,437		1,389,251

Total liabilities and stockholders’ equity	$2,751,437	$1,732,051		$4,483,488

3

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2012

(in thousands, except per share amounts)

	Halcón Historical	(a)		Pro Forma Adjustments for GeoResources Merger and East Texas Assets			Halcón Pro Forma for GeoResources Merger and East Texas Assets	Williston Basin Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$109,042			$137,673	14		$246,715	$140,980	19	$387,695
Natural gas	6,683			7,798	14		14,481	1,550	19	16,031
NGLs	7,006			3,653	14		10,659	—	19	10,659

Total oil and natural gas sales	122,731			149,124			271,855	142,530		414,385
Other	560			18,727	18		19,287	—		19,287

Total operating revenues	123,291			167,851			291,142	142,530		433,672

Operating expenses:
Production:
Lease operating	32,121	(b	)	20,006	14		52,127	9,540	19	61,667
Taxes	7,354			8,826	14		16,180	15,354	19	31,534
Restructuring	1,732			—			1,732	—		1,732
Workovers	2,384			2,211	14		4,595	—		4,595
Exploration expense	—			—	6		—	—		—
General and administrative	66,613	(b	)	(10,457)	17		56,156	—		56,156
Depletion, depreciation and accretion	34,661			55,575	5		90,236	56,685	5	146,921

Total operating expenses	144,865			76,161			221,026	81,579		302,605

Income (loss) from operations	(21,574)			91,690			70,116	60,951		131,067
Other expenses:
Interest expense and other, net	(22,250)	(c	)	(41,063)	9	(a)	(63,313)	(52,075)	20	(115,388)
Gain (loss) on derivative contracts	(849)	(c	)	9,334	12		8,485	—		8,485
Hedge ineffectiveness	—			—	12		—	—		—

Total other expenses	(23,099)			(31,729)			(54,828)	(52,075)		(106,903)

Income (loss) before income taxes	(44,673)			59,961			15,288	8,876		24,164
Income tax provision (benefit)	1,171			23,077	13		24,248	3,373	13	27,621

Net income (loss)	(45,844)			36,884			(8,960)	5,503		(3,457)
Preferred dividend	(88,445)			—			(88,445)	(53,669)	15	(142,114)

Net income (loss) available to common stockholders	$(134,289)			$36,884			$(97,405)	$(48,166)		$(145,571)

Net income (loss) per common share:
Basic	$(1.01)			—			$(0.52)	—		$(0.77)
Diluted	$(1.01)			—			$(0.52)	—		$(0.77)

Weighted average common shares outstanding:
Basic	132,460			56,076			188,536	—		188,536
Diluted	132,460			56,076			188,536	—		188,536
Net income (loss) per common share adjusted for common shares from private placement:
Basic	$(1.01)			—			$(0.52)	—		$(0.63)
Diluted	$(1.01)			—			$(0.52)	—		$(0.63)
Adjusted weighted average common shares outstanding, including common shares from private placement:
Basic	132,460			56,076			188,536	41,899	(d)	230,435
Diluted	132,460			56,076			188,536	41,899	(d)	230,435

(a)	Includes results of operations for properties acquired in the GeoResources Merger and East Texas Assets acquisition for the period subsequent to the close of the transactions, August 1, 2012 to September 30, 2012.

(b)	Includes approximately $13.7 million of recapitalization and change in control related charges in connection with the Company’s recapitalization on February 8, 2012.

(c)	Interest expense and other, net and net gain (loss) on derivative contracts contain approximately $7.3 million and $1.0 million, respectively, of charges related to the recapitalization and associated termination of the prior credit facility and change in derivative counterparties.

(d)	Represents the additional 41.9 million shares issued to an institutional investor in a private placement concurrently with the closing of the Williston Basin Assets acquisition for gross proceeds of $300 million.

4

Halcón Resources Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

	Halcón Historical	GeoResources Historical	GeoResources Merger Pro Forma Adjustments			East Texas Assets Pro Forma Adjustments			Halcón Pro Forma for GeoResources Merger and East Texas Assets	Williston Basin Assets Pro Forma Adjustments		Halcón Pro Forma Combined as Adjusted
Operating revenues:
Oil and natural gas sales
Oil	$82,968	$130,608	$(15,456)	8, 11	(a)	$16,531	16		$214,651	$69,025	19	$283,676
Natural gas	10,673	—	14,931	11(a)		118	16		25,722	483	19	26,205
NGLs	9,880	—	2,521	11(a)		462	16		12,863	—	19	12,863

Total oil and natural gas sales	103,521	130,608	1,996			17,111			253,236	69,508		322,744
Other	168	7,140	(447)	11(b)		—			6,861	—		6,861

Total operating revenues	103,689	137,748	1,549			17,111			260,097	69,508		329,605

Operating expenses:
Production:
Lease operating	31,363	24,806	—			902	16		57,071	4,410	19	61,481
Taxes	5,740	8,028	—			740	16		14,508	7,773	19	22,281
Restructuring costs	1,071	—	—			—			1,071	—		1,071
Workovers	1,967	2,628	—			—			4,595	—		4,595
Exploration expense	—	989	(989)	6		—			—	—		—
General and administrative	20,763	13,875	—			—			34,638	—		34,638
Impairment	—	6,043	(6,043)	7		—			—	—		—
Depletion, depreciation and accretion	22,986	27,659	29,521	5		11,999	5		92,165	32,599	5	124,764

Total operating expenses	83,890	84,028	22,489			13,641			204,048	44,782		248,830

Income (loss) from operations	19,799	53,720	(20,940)			3,470			56,049	24,726		80,775
Other expenses:
Interest expense and other, net	(17,879)	(1,909)	(53,123)	9(b), 10, 11(b)		(21,013)	9	(b)	(93,924)	(69,433)	20	(163,357)
Gain on derivative contracts	3,479	—	1,973	8, 12		—			5,452	—		5,452
Hedge ineffectiveness	—	(569)	569	12		—			—	—		—

Total other expenses	(14,400)	(2,478)	(50,581)			(21,013)			(88,472)	(69,433)		(157,905)

Income (loss) before income taxes	5,399	51,242	(71,521)			(17,543)			(32,423)	(44,707)		(77,130)
Income tax provision (benefit)	6,802	19,991	(27,178)	13		(6,666)	13		(7,051)	(16,989)	13	(24,040)

Net income (loss)	(1,403)	31,251	(44,343)			(10,877)			(25,372)	(27,718)		(53,090)
Preferred dividend	—	—	—			—			—	(66,775)	15	(66,775)
Less: Net loss attributable to noncontrolling interest	—	(87)	—			—			(87)	—		(87)

Net income (loss) available to common stockholders	$(1,403)	$31,338	$(44,343)			$(10,877)			$(25,285)	$(94,493)		$(119,778)

Net income (loss) per common share:
Basic	$(0.05)	$1.24	—			—			$(0.26)	—		$(1.22)
Diluted	$(0.05)	$1.22	—			—			$(0.26)	—		$(1.22)
Weighted average common shares outstanding:
Basic	26,258	25,172	51,345			20,770			98,373	—		98,373
Diluted	26,258	25,599	51,345			20,770			98,373	—		98,373
Net income (loss) per common share adjusted for common shares from private placement:
Basic	$(0.05)	$1.24	—			—			$(0.26)	—		$(0.85)
Diluted	$(0.05)	$1.22	—			—			$(0.26)	—		$(0.85)
Adjusted weighted average common shares outstanding, including common shares from private placement:
Basic	26,258	25,172	51,345			20,770			98,373	41,899	(a)	140,272
Diluted	26,258	25,599	51,345			20,770			98,373	41,899	(a)	140,272

(a)	Represents the additional 41.9 million shares issued to an institutional investor in a private placement concurrently with the closing of the Williston Basin Assets acquisition for gross proceeds of $300 million.

5

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	These adjustments reflect the estimated value of consideration paid by Halcón for the Williston Basin Assets acquisition and to reflect the estimated fair values of assets and liabilities for the Williston Basin Assets as of September 30, 2012, in accordance with the acquisition method of accounting. The following table reflects the preliminary allocation of the total purchase price of the Williston Basin Assets to the assets acquired and the liabilities assumed based on the preliminary estimates of fair value (in thousands):

Purchase Price(i):
Halcón preferred shares issued to Williston Basin Assets Sellers(ii)	$695,238
Cash consideration paid to Williston Basin Assets Sellers(iii)	756,056

Total purchase price	$1,451,294

Estimated Fair Value of Liabilities Assumed:
Other non-current liabilities	2,210

Amount attributable to liabilities assumed	$2,210

Total purchase price plus liabilities assumed	$1,453,504

Estimated Fair Value of Assets Acquired:
Oil and natural gas properties(iv)	$1,453,504
Amount attributable to assets acquired	$1,453,504

Goodwill(i)	$—

(i)	Based on the terms of the purchase and sale agreement, consideration paid by Halcón at closing consisted of $756.0 million in cash plus 10,880.0993 shares of convertible preferred stock. The total purchase price is based upon the fair value of the preferred shares which was determined using the lowest price of $6.39 per share of Halcón common stock on December 6, 2012, the number of convertible preferred shares issued and the conversion rate of each convertible preferred share to 10,000 shares of common stock.

(ii)	Represents the fair value of convertible preferred stock par value $0.0001 per share issued to sellers with each preferred share convertible into 10,000 shares of common stock. Each preferred share will accrue dividends at 8% per annum and will be redeemable in August 2021 if they have not yet converted at that time. The preferred shares are presented on the balance sheet as mezzanine equity due to the fact that the conversion of the preferred shares to common shares is contingent upon shareholder approval.

(iii)	Components of cash consideration funding and adjustments to cash (in thousands):

Total cash consideration for acquisition	$(756,056)
Issuance of 8.875% notes due 2021, net of discount	744,353
Deferred debt issuance costs	(18,750)
Bridge loan fees(v)	(3,750)
Net proceeds from private placement(vi)	294,000

Pro forma adjustment to cash and cash equivalents	$259,797

(iv)	Weighted average commodity prices utilized in the determination of the pro forma fair value of oil and natural gas properties were $93.03 per barrel of oil and $12.78 per Mcf of natural gas, after adjustment for transportation fees and regional price differentials. The pricing used in the determination of fair value reflects the differential applied to futures prices; differentials for natural gas reflect relatively higher British thermal unit (Btu) gas content.

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(v)	Represents amount of cash payment for structuring fees and commitment fees paid by Halcón to secure commitment for bridge financing to fund a portion of the cash consideration for the purchase of the Williston Basin Assets in the event that the issuance of the $750 million 8.875% senior notes had not occurred. The $750 million 8.875% senior notes were issued on November 6, 2012.

(vi)	See discussion of the private placement of common stock in footnote 4.

2.	To adjust Halcón’s financial statements for the issuance of $750 million in principal amount of 8.875% senior notes at 99.247% of principal used to fund the cash consideration portion of the acquisition of the Williston Basin Assets, and the associated deferral of issuance costs of $18.8 million.

3.	To accrue for estimated transaction costs of $14.8 million and reflect an adjustment for the one-time payment of bridge loan fees of $3.8 million related to the acquisition of the Williston Basin Assets not reflected in the financial statements. The transaction costs and bridge loan fees are not included in the statement of operations due to the fact that these expenses are non-recurring and are not expected to have a continuing impact on the Company.

4.	Halcón issued approximately 41.9 million shares of common stock to an institutional investor in a private placement concurrently with the closing of the Williston Basin Assets acquisition for gross proceeds of $300 million. Halcón paid $6 million in capital commitment fees to the investor which have been recorded as reduction of gross proceeds of the equity offering.

5.	To adjust the historical depletion, depreciation and amortization (DD&A) provision to the estimated total for the combination of Halcón and GeoResources as well as the East Texas Assets and the Williston Basin Assets under the Full Cost method of accounting to compute the estimated pro forma DD&A provisions.

6.	To convert Successful Efforts method financial statements of GeoResources to Full Cost method financial statements to reflect that exploration expenses would have been capitalized under Full Cost method of accounting for oil and natural gas activities.

7.	To eliminate the historical oil and natural gas properties impairment as impairments of oil and natural gas properties are evaluated on a single cost center basis under Full Cost rules as compared to a field by field basis under Successful Efforts rules. There would not have been an impairment as measured under Full Cost accounting, therefore an adjustment is necessary to eliminate the historical impairment recorded in the year ended December 31, 2011.

8.	To adjust GeoResources’ oil and natural gas revenue for net settlements on commodity derivatives that under cash flow hedge accounting were included in GeoResources’ revenues from oil and natural gas sales. Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives and, therefore a $2 million loss for the year ended December 31, 2011 has been reclassified to gain (loss) on derivative contracts.

9.	The following are adjustments to reflect the pro forma interest expense of Halcón for the respective periods noted below:

a.	To record interest expense for the 9.75% Notes for the period from January 1, 2012 to July 15, 2012 (date of issuance for the 9.75% Notes) of approximately $40.3 million and amortization of deferred issuance costs of approximately $1.1 million, net of $10.2 million discount, related to the acquisition of GeoResources and the East Texas Assets. Adjustment also includes $0.4 million to reflect interest income from GeoResources for the period prior to the close of the GeoResources Merger, January 1, 2012 to July 31, 2012.

b.	To record interest expense for the 9.75% Notes for the year ended December 31, 2011 of approximately $74.4 million and amortization of deferred issuance costs of approximately $2.1 million, net of $10.2 million discount, related to the acquisition of GeoResources and the East Texas Assets.

10.	To eliminate previous interest expense on GeoResources’ historical long-term debt of approximately $1.9 million for the year ended December 31, 2011.

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11.	The following are reclassification entries to present the financial statements of Halcón and GeoResources in a consistent manner:

a.	Reclassification of GeoResources’ natural gas revenues reported as a component of oil and gas revenues to natural gas revenue and NGLs; and

b.	Reclassification of GeoResources’ interest and other income to below Income from Operations.

12.	Halcón, in accordance with its accounting policy, does not apply cash flow hedge accounting treatment to commodity derivatives. To comply with Halcón’s accounting policy, hedge ineffectiveness on GeoResources’ income statement, mark-to-market gains and losses included in other comprehensive income (loss) and net settlements on commodity derivatives are reclassified to gain (loss) on derivative contracts. The adjustments are as follows (in thousands):

	Seven Months Ended July 31, 2012(i)	Year Ended December 31, 2011
Gain (loss) due to ineffectiveness	$(131)	$(569)
Mark-to-market gain	7,513	4,538
Net gain (loss) on settlements	1,952	(1,996)

Adjustment to net gain (loss) on derivative contracts	$9,334	$1,973

(i)	Represents gain on derivative contracts for the period prior to the close of the GeoResources Merger on August 1, 2012.

13.	To adjust the income tax provision for the estimated effects of combining Halcón’s and GeoResources’ operations and the impact of adjustments for revenue and direct operating expenses related to the East Texas Assets acquisition and Williston Basin Assets acquisition, as well as other, pre-tax pro forma adjustments (which were adjusted for income taxes using a combined federal and state tax rate of 38%).

14.	Reflects the oil and natural gas revenues and production expenses related to the properties acquired in the GeoResources Merger and East Texas Assets acquisition for the period prior to the close of the acquisitions, January 1, 2012 to July 31, 2012. The adjustment is necessary to record the revenues and expenses of the acquired properties that are not reflected in Halcón’s historical results of operations.

15.	Adjustment to record dividends on convertible preferred shares issued to the Sellers of the Williston Basin Assets. The preferred shareholders are entitled to receive dividends which are payable quarterly at a rate of 8% per annum if the preferred shares have not converted to common shares 121 days after issuance. As the common shareholder vote to approve the conversion of the preferred shares to common shares has not yet occurred, an adjustment is necessary to record preferred dividends. The adjustment to record preferred dividends is based on the number of preferred shares issued at $74,453 per share and assumes quarterly dividends are paid in kind.

16.	To reflect the oil and gas revenues and direct operating expenses related to the East Texas Assets. See Statements of Revenue and Direct Operating Expenses in Exhibit 99.2 to the Company’s Form 8-K filed on June 25, 2012 with the SEC.

17.	To reflect the general and administrative expenses of GeoResources of approximately $10.0 million, net of transaction costs and other non-recurring expenses for the period from January 1, 2012 to July 31, 2012, as the amounts are not reflected in Halcón’s historical general and administrative expenses.

The adjustment also reflects amounts to eliminate transaction costs of $19.4 million related to the GeoResources Merger and $1.1 million related to the East Texas Assets acquisition that were included in Halcón’s historical general and administrative expenses as these expenses are non-recurring and are not expected to have a continuing impact on the Company.

8

18.	To reflect other revenue for GeoResources for the period prior to the close of the GeoResources Merger, January 1, 2012 to July 31, 2012, as the amounts are not reflected in Halcón’s historical results of operations.

19.	To reflect the oil and gas revenues and direct operating expenses related to the Williston Basin Assets. See Statements of Revenue and Direct Operating Expenses in Annex B for the year ended December 31, 2011 and for the nine-month period ended September 30, 2012.

20.	To record interest expense, at a rate of 8.875% per annum, of approximately $50.4 million for the nine-month period ended September 30, 2012 and $67.2 million for the year ended December 31, 2011 for the issuance of $750 million in new debt, net of a $5.6 million discount, related to the acquisition of the Williston Basin Assets, and to record amortization of deferred issuance costs of approximately $1.7 million for the nine-month period ended September 30, 2012 and $2.2 million for the year ended December 31, 2011.

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HALCdN RESOURCES CORPORATION 1000 LOUISIANA STREET SUITE 6700 HOUSTON, TX 77002 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M51094-S00122 KEEP™SJ]ORTIONJORjraUR_RECOR_DS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY halc6n resources corporation The Board of Directors recommends you vote FOR the following proposals: For Against Abstain To approve, as required by Section 312.03(c) and (d) of the New York Stock Exchange Listed Company Manual, the issuance of 108,800,993 shares of Q Q Q Halc6n common stock to Petro-Hunt Holdings, LLC and Pillar Holdings, LLC as may be adjusted, upon the conversion of 8% automatically convertible preferred stock issued on December 6, 2012, pursuant to a Reorganization and Interest Purchase Agreement dated as of October 19, 2012. To amend Article Four of our Amended and Restated Certificate of Incorporation to increase our authorized common stock by 333,333,334 shares to n n Q an aggregate of 670,000,000 authorized shares of common stock. To approve an adjournment of the special meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. M51095-S00122 HALC6N resources corporation Special Meeting of Shareholders January 17,2013 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Floyd C. Wilson and Mark J. Mize, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HALC6N RESOURCES CORPORATION that the undersigned is entitled to vote at the Special Meeting of shareholders to be held at 10:00 AM, CST on January 17, 2013, at Halcon Resources Corporation, 1000 Louisiana St., Suite 6700, Houston, TX 77002, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side